UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Oracle Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 Oracle Parkway

Redwood City, California 94065

September 21, 2012

To our Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Wednesday, November 7, 2012, at 10:00 a.m., in the Oracle Conference Center, located at 350 Oracle Parkway, Redwood City, California.

We describe in detail the actions we expect to take at the Annual Meeting in the attached Notice of 2012 Annual Meeting of Stockholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for fiscal 2012. We encourage you to read the Form 10-K, which includes information on our operations, products and services, as well as our audited financial statements.

This year, we will again be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process should provide stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of your proxy materials. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. See “How Do I Vote?” in the proxy statement for more details. Voting electronically, by telephone or by returning your proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting. If you cannot attend the meeting in person, we invite you to watch the proceedings via webcast by going to www.oracle.com/investor.

Sincerely,

Lawrence J. Ellison
Chief Executive Officer

500 Oracle Parkway

Redwood City, California 94065

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Pacific Time, on Wednesday, November 7, 2012
PLACE	Oracle Conference Center, 350 Oracle Parkway, Redwood City, CA 94065
LIVE WEBCAST	Available on our website at www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Wednesday, November 7, 2012
ITEMS OF BUSINESS	(1) To elect the Board of Directors to serve for the next year.
(2) To hold an advisory vote to approve executive compensation.
(3) To approve an increase in shares under the Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan.
(4) To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013.
(5) To consider and to act on stockholder proposals, if properly presented at the Annual Meeting.
(6) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
RECORD DATE	September 10, 2012
PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

MEETING ADMISSION

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on September 10, 2012, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Oracle stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on September 10, 2012, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Dorian Daley Senior Vice President, General Counsel and Secretary September 21, 2012

ORACLE CORPORATION

2012 ANNUAL MEETING

PROXY STATEMENT

PROXY STATEMENT

September 21, 2012

We are providing these proxy materials in connection with Oracle Corporation’s 2012 Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials (the “Notice”), this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our previously filed 2012 Annual Report on Form 10-K, were first made available to stockholders on or about September 21, 2012. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Oracle is soliciting your vote at the 2012 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

You will be voting on the following items of business:

•	the election of directors (Proposal 1);

•	an advisory vote to approve executive compensation (Proposal 2);

•	approval of an increase in shares under the Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan (the “Directors’ Stock Plan”) (Proposal 3);

•	ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013 (Proposal 4); and

•	up to four stockholder proposals, if properly presented at the Annual Meeting (Proposals 5 through 8).

If any other business properly comes before the meeting, you will be voting on those items as well.

What are the Board of Directors’ recommendations?

The Board recommends that you vote your shares as follows:

•	for the election of each of the directors (Proposal 1);

•	for the approval, on an advisory basis, of executive compensation (Proposal 2);

•	for the approval of an increase in shares under the Directors’ Stock Plan (Proposal 3);

•	for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013 (Proposal 4);

•	against each of the stockholder proposals (Proposals 5 through 8); and

•	for or against other matters that come before the Annual Meeting, if any, as the proxy holders deem advisable.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set September 10, 2012, as the record date for the Annual Meeting (the “record date”). All stockholders who owned Oracle common stock at the close of business on September 10, 2012, may vote at the Annual Meeting.

Who can attend the Annual Meeting?

Only stockholders as of the record date, and any stockholder’s spouse or duly appointed proxy, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive?

The Annual Meeting will be held at the Oracle Conference Center, 350 Oracle Parkway, Redwood City, California. Admission to the Annual Meeting will begin at 9:00 a.m.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 9:00 a.m. to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m.;

•	be prepared to comply with security requirements, which include security guards searching all bags and attendees passing through a metal detector, among other security measures;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, may not be permitted in the meeting rooms; and

•

bring photo identification, such as a driver’s license, and proof of ownership of Oracle stock on the record date, September 10, 2012, such as the Notice, a brokerage statement or letter from a bank or broker indicating ownership on September 10, 2012, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, we will be unable to admit you to attend in person.

Can I watch the Annual Meeting on the Internet?

Yes, our Annual Meeting will be webcast on November 7, 2012. You are invited to visit www.oracle.com/investor, at 10:00 a.m., Pacific Time, to view the live webcast of the Annual Meeting. An archived copy of the webcast also will be available on our website at www.oracle.com/investor following the Annual Meeting through November 14, 2012.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

We are permitted to furnish proxy materials, including this proxy statement and our 2012 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

Stockholders who previously elected to access proxy materials over the Internet will not receive the Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please go to www.oracle.com/investor, www.envisionreports.com/orcl or the website provided on your proxy card or voting instruction card.

How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to vote electronically or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

How many votes can be cast by all stockholders?

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 4,825,155,564 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of the shares entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to elect directors (Proposal 1)?

Directors are elected by a plurality of the votes cast. This means that the twelve individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote. The Nomination and Governance Committee of the Board is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHELD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting policy for directors.

Full details of our majority voting policy are set forth in our Corporate Governance Guidelines available on our website at www.oracle.com/goto/corpgov.

How many votes are required to adopt the other proposals (Proposals 2 through 8)?

All of the other proposals will be approved if such items receive the affirmative vote of a majority of the shares of Oracle common stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote on Proposal 2 (vote on executive compensation) is advisory, which means the result of the vote is non-binding on Oracle, the Board of Directors and the committees of the Board. Although non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting result when making future decisions regarding executive compensation.

What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors, or you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the selection of Ernst & Young LLP as our accounting firm (Proposal 4) because that is deemed to be a routine matter, but the broker likely could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

What does it mean if I receive more than one Notice, proxy or voting instruction card?

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy and voting instruction cards you receive.

Who pays for the proxy solicitation and how will Oracle solicit votes?

We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, electronic communications or otherwise. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. We have also retained Georgeson Inc. to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $45,000, plus customary costs and expenses.

Is a list of stockholders available?

The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at the Annual Meeting for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 500 Oracle Parkway, Redwood City, California. Please contact Oracle’s Corporate Secretary to make arrangements.

Who will count the votes?

Computershare Trust Company, N.A. has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of Computershare Trust Company, N.A. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K that we expect to file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling 650-506-4073, by writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor_us@oracle.com.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact our transfer agent, Computershare Shareowner Services, by calling 1-866-278-4885, by emailing shrrelations@cpushareownerservices.com, or writing to Computershare Shareowner Services, P.O. Box 358015, Pittsburgh, PA, 15252-8015, or visit their website at www.cpushareownerservices.com to get more information about these matters.

What if I need to change my email address?

Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. If you need to change the email address that we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to www.oracle.com/investor, www.envisionreports.com/orcl or the website provided on your proxy card or voting instruction card, to request complete electronic delivery and supply the appropriate email address.

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 6, 2012.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.envisionreports.com/orcl and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-652-VOTE (8683). If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Have your Notice, proxy card or voting instruction card in hand when you call.

Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Computershare Investor Services, P.O. Box 43078, Providence, RI 02940. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Please note that if you received a Notice, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

BOARD OF DIRECTORS

Nominees for Directors

Information concerning our nominees for election to the Board at the Annual Meeting is set forth below. Our Board of Directors consists of twelve nominees, all of whom stood for election at our last annual meeting of stockholders. We refer to these directors as the “incumbent directors” in this proxy statement.

Our Corporate Governance Guidelines (which are described in detail below under “Corporate Governance—Corporate Governance Guidelines”) contain Board membership qualifications that apply to Board nominees recommended by the Nomination and Governance Committee (the “Governance Committee”). The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish areas of core competency of the Board, including, among others, industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. As described above, the Governance Committee and the Board value a diversity of backgrounds, experience, perspectives and leadership in different fields when identifying Board nominees.

Below we identify and describe the key experience, qualifications and skills our director nominees bring to the Board and that the Board considers important in light of Oracle’s businesses and industry.

•

Industry Knowledge and Experience. We seek to have directors with experience as executives, directors or in other leadership positions in the particular technology industries in which we compete because our success depends on developing and investing in innovative products and technologies. Among other things, this experience is critical to the Board’s ability to understand our products and business, to assess our competitive position within the technology industry and the strengths and weaknesses of our competitors, to be aware of technology trends and innovations, and to evaluate potential acquisitions and our acquisition strategy, generally.

•

Management, Accounting and Finance Expertise. We believe that an understanding of management practices, finance and financial reporting processes is important for our directors. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth that permit the Board to, among other things, identify and recommend improvements to our business operations, sales and marketing approaches and product strategy. We also seek to have at least one director who qualifies as an audit committee financial expert and we expect all of our directors to be financially knowledgeable.

•

Business Judgment, Leadership and Strategic Vision. We believe that directors with experience in significant leadership positions are commonly required to provide excellent business judgment, demonstrate leadership skills and develop strategic vision. We seek directors with these characteristics as they bring special insights to Board deliberations and processes.

The experiences, qualifications and skills of each director that the Board considered in their nomination are included below following their individual biographies. The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below and in the case of incumbent directors, the direct personal knowledge of each nominee’s previous service on the Board, including the insight and collegiality each nominee brings to the Board’s functions and deliberations.

Jeffrey S. Berg, 65, has served as a Director since February 1997, as a member of the Governance Committee since October 2001 and as a member of the Committee on Independence Issues (the “Independence Committee”) since July 2012. He has been an agent in the entertainment industry for over 35 years. Between 1985 and May 2012, he was the Chairman and Chief Executive Officer (“CEO”) of International Creative Management, Inc. (ICM), a talent agency for the entertainment industry. He has served as Co-Chair of California’s Council on Information

Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He is currently on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles.

Key Director Qualifications

As the former CEO of ICM, Mr. Berg brings to the Board over 25 years of leadership experience running one of the world’s preeminent full service talent agencies in the entertainment industry. Mr. Berg’s prior experience as CEO and as a representative of some of the world’s most well-known celebrities offers the Board a unique perspective with respect to managing a global brand in rapidly-changing industries and in management, compensation, and operational matters.

H. Raymond Bingham, 66, has served as a Director and as a member of the Finance and Audit Committee (the “F&A Committee”) since November 2002, as Chair of the F&A Committee since July 2012, as a member and Chair of the Independence Committee since July 2003, and as an alternate member of the Governance Committee since July 2012. He has been an Advisory Director of General Atlantic LLC, a leading global private equity firm providing capital for growth companies driven by information technology or intellectual property, since January 2010 and Managing Director from September 2005 to December 2009. From August 2005 to October 2006, Mr. Bingham was a self-employed private investor. He was Executive Chairman of the Board of Directors of Cadence Design Systems, Inc., a supplier of electronic design automation software and services, from May 2004 to July 2005 and served as a director of Cadence from November 1997 to July 2005. Prior to being Executive Chairman, he served as President and CEO of Cadence from April 1999 to May 2004 and as Executive Vice President and Chief Financial Officer (“CFO”) from April 1993 to April 1999. Mr. Bingham also currently serves as a director of Flextronics International, Spansion Inc., Dice Holdings, Inc., STMicroelectronics N.V. and Fusion-io, Inc.

Key Director Qualifications

As the former CEO of Cadence, Mr. Bingham brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Bingham’s experience in leading Cadence’s global expansion into India, China and Russia and the extension of Cadence’s technology leadership through a series of strategic acquisitions, internal research and development and venture investments provides the Board with a perspective readily applicable to challenges faced by Oracle. Mr. Bingham’s current role at General Atlantic requires him to be very familiar with companies driven by information technology or intellectual property. In addition, the Board benefits from Mr. Bingham’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former CFO of Cadence. Mr. Bingham’s service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Michael J. Boskin, 66, has served as a Director since April 1994, as a member of the F&A Committee since July 1994 and Vice Chair of the F&A Committee since August 2005, and as a member of the Governance Committee since July 1994 and Chair of the Governance Committee since July 2012. He is the Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is CEO and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin also currently serves as a director of Exxon Mobil Corporation.

Key Director Qualifications

Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns, and the implications of changing technology and demography on capital, labor, and product markets. He brings to the Board significant economic and financial expertise and provides the Board with a unique perspective on a number of challenges faced by Oracle due to its global operations, including, for example, questions regarding international tax and monetary policy, treasury functions, currency exposure, general economic and labor trends and risks. In addition, Dr. Boskin’s experience as CEO of his consultancy firm and as a director of large, complex global organizations provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Safra A. Catz, 50, has been a President since January 2004, CFO most recently since April 2011 and has served as a Director since October 2001. She was previously CFO from November 2005 until September 2008 and Interim CFO from April 2005 until July 2005. Prior to being named President, she held various other positions with us since joining Oracle in 1999. She also currently serves as a director of HSBC Holdings plc.

Key Director Qualifications

In her current role at Oracle, Ms. Catz is primarily responsible for all operations at Oracle other than product development, sales and marketing, consulting, support and Oracle’s industry-specific global business units. Ms. Catz leads the execution of our acquisition strategy and integration of acquired companies and products. As a member of our Board, we benefit from Ms. Catz’s many years with Oracle and her unique expertise regarding Oracle’s strategic vision, management and operations. Prior to coming to Oracle, Ms. Catz developed deep technology industry experience as a managing director with the investment banking firm Donaldson, Lufkin & Jenrette from 1986 to 1999 covering the technology industry. Through this experience, Ms. Catz brings valuable insight regarding the technology industry, generally, and in particular in the execution of our acquisition strategy. In addition, Ms. Catz’s service as a director of another large, complex global organization provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Bruce R. Chizen, 56, has served as a Director since July 2008, as Chair of the Compensation Committee since January 2011, as a member of the Compensation Committee since October 2010, and as an alternate member of the F&A Committee since October 2008. He is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP since July 2008 and as a Venture Partner at Voyager Capital since August 2009. Mr. Chizen served as a strategic adviser to Adobe Systems Incorporated, a provider of design, imaging and publishing software for print, Internet and dynamic media production, from November 2007 through November 2008. From December 2000 to November 2007, Mr. Chizen served as CEO of Adobe and as its President from April 2000 to January 2005. He also served as Adobe’s acting CFO from November 2006 to February 2007. From August 1998 to April 2000 he was Adobe’s Executive Vice President, Products and Marketing. Mr. Chizen joined Adobe Systems in August 1994 and held various positions in its Consumer Products Division and Graphics Products Division. He served as a director of Adobe from December 2000 to April 2008. Mr. Chizen also currently serves as a director of Synopsys, Inc.

Key Director Qualifications

As the former CEO of Adobe, Mr. Chizen brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Chizen’s experience in heading the extension of Adobe’s product leadership provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Chizen’s current roles at Permira and Voyager require him to be very familiar with companies driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. In addition, the Board benefits from Mr. Chizen’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former acting CFO of Adobe. Mr. Chizen’s service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

George H. Conrades, 73, has served as a Director since January 2008, as a member of the Governance Committee since July 2008, and as a member of the Compensation Committee since January 2011. He has served as Chairman of Akamai Technologies, Inc., a service provider for accelerating and improving the delivery of content and applications over the Internet, since May 2005 and as a Venture Partner at Polaris Venture Partners, an early stage investment company, since August 1998. He served as Chairman and CEO of Akamai Technologies from April 1999 to May 2005. Mr. Conrades also currently serves as a director of Harley-Davidson, Inc. and Ironwood Pharmaceuticals, Inc.

Key Director Qualifications

As the former CEO of Akamai, Mr. Conrades brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. Mr. Conrades’ experience provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Conrades’ current role at Polaris requires him to be very familiar with growth companies, including those driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. Mr. Conrades’ service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Lawrence J. Ellison, 68, has been CEO and a Director since he founded Oracle in June 1977. He served as Chairman of the Board from May 1995 to January 2004.

Key Director Qualifications

Mr. Ellison is Oracle’s founder and has served as our CEO since we commenced operations in June 1977. Mr. Ellison is widely regarded as a technology visionary and one of the world’s most successful business executives. Mr. Ellison’s familiarity and knowledge of our technologies and product offerings are unmatched. He continues to lead the development and execution of our business, technology and acquisition strategies and for more than 30 years has successfully steered Oracle in new strategic directions in order to adapt to and stay ahead of our competition and changing industry trends. Mr. Ellison is our largest stockholder, owning approximately 23.5% of the outstanding shares of our common stock, directly aligning his interests with those of all of our stockholders.

Hector Garcia-Molina, 58, has served as a Director since October 2001 and as a member of the Independence Committee since August 2005. He has been the Leonard Bosack and Sandra Lerner Professor in the Departments of Computer Science and Electrical Engineering at Stanford University since October 1995 and served as Chairman of the Department of Computer Science from January 2001 to December 2004. He has been a professor at Stanford University since January 1992. From August 1994 until December 1997, he was the Director of the Computer Systems Laboratory at Stanford University.

Key Director Qualifications

Widely regarded as an expert in computer science, Mr. Garcia-Molina brings to the Board significant technical expertise in the fields of computer science, generally, and database technology, specifically. Mr. Garcia-Molina is the author of numerous books, journal articles, papers and reports documenting his research on a variety of technology subjects, including distributed computing systems, digital libraries and database systems. Mr. Garcia-Molina is a Fellow of the Association for Computing Machinery and the American Academy of Arts and Sciences and, from 1997 to 2001, was a member the President’s Information Technology Advisory Committee. Mr. Garcia-Molina also serves as a Venture Advisor for Onset Ventures and is a member of technical advisory boards of numerous private companies. In these roles, and as a former director of other public companies, Mr. Garcia-Molina has helped oversee the strategy and operations of other technology companies and brings a valuable technical and industry-specific perspective to the Board’s consideration of Oracle’s product strategy, competitive positioning and current and future technology trends.

Jeffrey O. Henley, 67, has served as Chairman of the Board since January 2004 and as a Director since June 1995. He served as Executive Vice President and CFO from March 1991 to July 2004.

Key Director Qualifications

As a member of our Board, we benefit from Mr. Henley’s many years with Oracle and his significant expertise and knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. This role allows Mr. Henley to remain close to our customers and the technology industry, generally. Mr. Henley also brings to the Board significant financial and accounting expertise from his service as our former CFO, as well as CFO and other finance positions held by Mr. Henley prior to his joining Oracle.

Mark V. Hurd, 55, has been a President and served as a Director since September 2010. Prior to joining us, he served as Chairman of the Board of Directors of Hewlett-Packard Company (HP) from September 2006 to August 2010 and as CEO, President and a member of the Board of Directors of HP from April 2005 to August 2010.

Key Director Qualifications

In his current role at Oracle, Mr. Hurd is responsible for sales and marketing, consulting, support and Oracle’s industry-specific global business units. As a member of our Board, we benefit from Mr. Hurd’s insight as he guides Oracle’s sales and marketing efforts, manages our support and consulting organizations and acts as a primary contact for our customers. As the former CEO of HP and NCR Corporation, Mr. Hurd brings to the Board first-hand experience in successfully leading and managing large, complex global sales, support and consulting organizations in the technology industry. Mr. Hurd’s hardware experience is particularly important to us given our continuing focus on enhancing our hardware systems business. In addition, Mr. Hurd’s prior experience as Chairman of HP’s board and as a director of another large, public company provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Donald L. Lucas, 82, has served as a Director since March 1980. He was Chairman of the Board from October 1980 to May 1990. He has served as a member of the F&A Committee since December 1982, and as a member of the Independence Committee since October 1999. He was a member and Chairman of the Executive Committee from December 1985 to July 2008, when the Committee was eliminated. He has been a self-employed venture capitalist since 1967. He also currently serves as a director of Cadence Design Systems, Inc. and 51job, Inc.

Key Director Qualifications

Mr. Lucas brings to the Board more than 30 years of association with Oracle, which began when Mr. Lucas was one of our first venture investors. His unique historical perspective on Oracle is valuable in the Board’s consideration of Oracle’s operations and strategy as well as the Board’s interactions with management. In addition, Mr. Lucas is highly regarded for his business judgment and significant investment and financial expertise and experience. Mr. Lucas’ success as a venture capitalist across a variety of industries, including technology, is well-known both domestically and internationally and provides the Board and Oracle with a valuable network of contacts around the world. He also has extensive experience over the course of his career as a director and advisor to a large number of small and large multinational companies, as well as private companies, including many technology companies, where he has helped oversee strategy, risk, and financial and accounting matters. This deep operational and financial expertise is valuable to the Board in its oversight of Oracle’s business.

Naomi O. Seligman, 74, has served as a Director since November 2005 and as a member of the Compensation Committee since June 2006. She is a senior partner at Ostriker von Simson, a technology research firm which chairs the CIO Strategy Exchange. Since 1999, this forum has brought together senior executives in four vital quadrants of the IT sector. From 1977 until June 1999, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by 100 chief information officers from major global corporations. Ms. Seligman also currently serves as a director of Akamai Technologies, Inc.

Key Director Qualifications

As a senior partner at Ostriker von Simson and co-partner of the CIO Strategy Exchange, and in her prior role as a co-founder and senior partner of the Research Board, Ms. Seligman is recognized as a thought leader in the technology industry. Ms. Seligman also serves as a director of large multinational companies, where she helps oversee global strategy and operations which provides our Board with important perspectives in its evaluation of Oracle’s practices and processes. As a member of our Board, we also benefit from Ms. Seligman’s unique experience and customer-focused perspective and the valuable insights gained from the senior-level relationships she maintains throughout the technology industry.

Board Meetings

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman, Chief Executive Officer, Presidents, Corporate Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

The Board met seven times during fiscal 2012: four were regularly scheduled meetings and three were special meetings. Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2012. Board members are expected to attend the Annual Meeting of Stockholders and all incumbent directors attended last year’s annual meeting.

Committees, Membership and Meetings

The current standing committees of the Board are the Finance and Audit Committee (“F&A Committee”), the Nomination & Governance Committee (“Governance Committee”), the Compensation Committee and the Committee on Independence Issues (“Independence Committee”). The table below provides current membership information, as well as fiscal 2012 meeting information for each such Board committee.

Each committee periodically reviews its charter as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving “best practices.” The charters for the Compensation, F&A, Governance and Independence Committees are posted on our website at www.oracle.com/goto/corpgov.

Committee Memberships

Name	F&A	Governance	Compensation	Independence
Jeffrey S. Berg		M		M (1)
H. Raymond Bingham	C (2)	A (3)		C
Michael J. Boskin	VC	C (4)
Safra A. Catz
Bruce R. Chizen	A		C
George H. Conrades		M	M
Lawrence J. Ellison
Hector Garcia-Molina				M
Jeffrey O. Henley
Mark V. Hurd
Donald L. Lucas	M (5)			M
Naomi O. Seligman			M
Number of Fiscal 2012 Meetings	13	4	16	7

M	Member	A	Alternate Member
C	Chair	VC	Vice Chair

(1)	Mr. Berg became a member of the Independence Committee in July 2012.

(2)	Mr. Bingham was a member of the F&A Committee during fiscal 2012 and became Chair of the F&A Committee in July 2012.

(3)	Mr. Bingham was Chair of the Governance Committee during fiscal 2012. In July 2012, Mr. Bingham stepped down as Chair of the Governance Committee but remained an alternate member of the committee.

(4)	Dr. Boskin was a member of the Governance Committee during fiscal 2012 and became Chair of the Governance Committee in July 2012.

(5)	Mr. Lucas was Chair of the F&A Committee during fiscal 2012. In July 2012, Mr. Lucas stepped down as Chair of the F&A Committee but remained a member of the committee.

The Finance and Audit Committee

The primary functions of the F&A Committee are to provide advice with respect to financial matters, to oversee our accounting and financial reporting processes and the audits of our financial statements, to assist the Board of Directors in fulfilling its oversight responsibilities regarding audit, finance, accounting, tax and legal compliance and to evaluate merger and acquisition transactions and investment transactions proposed by our management. In particular, the F&A Committee is responsible for overseeing the engagement, independence and services of our independent auditors. The F&A Committee’s primary responsibilities and duties are to:

•	act as an independent and objective party to monitor our financial reporting process and internal control over financial reporting;

•	review and appraise the audit efforts of our independent auditors;

•	oversee our internal audit department;

•	evaluate our quarterly financial performance at earnings review meetings;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	oversee our compliance with laws and regulations and Oracle’s Code of Ethics and Business Conduct;

•

provide an open avenue of communication between the Board of Directors and the independent auditors, General Counsel, financial and senior management, Chief Compliance & Ethics Officer and the internal audit department;

•	review and, if within its delegated range of authority, approve merger and acquisition and financial transactions proposed by our management; and

•

produce the Report of the Finance and Audit Committee of the Board as required by the rules and regulations of the SEC for inclusion in our proxy statement (included elsewhere in this proxy statement).

The F&A Committee held executive sessions with our independent auditors on seven occasions in fiscal 2012. The F&A Committee operates under a written charter adopted by our Board. The F&A Committee monitors legislative and regulatory developments affecting corporate governance practices for U.S. public companies, and, from time to time, makes recommendations to our Board for revision of the F&A Committee charter to reflect such developments and evolving best practices. The F&A Committee charter is posted on our website at www.oracle.com/goto/corpgov.

The Independence Committee has determined that each member of the F&A Committee, including the alternate member, during fiscal 2012, satisfied both the SEC’s additional independence requirements for members of audit committees and the other requirements of the NASDAQ Stock Market LLC (“NASDAQ”) for members of audit committees. In addition, the Board has determined that each of Donald L. Lucas and H. Raymond Bingham qualifies as an “audit committee financial expert” as defined by the SEC rules.

The Nomination & Governance Committee

The Governance Committee has responsibility for monitoring corporate governance matters, including periodically reviewing the composition and performance of the Board and its committees (including reviewing the performance of individual directors) and overseeing our Corporate Governance Guidelines. The Governance Committee also considers and recommends qualified candidates for election as directors of Oracle. The Governance Committee charter is posted on our website at www.oracle.com/goto/corpgov.

The Compensation Committee

The primary functions of the Compensation Committee are to:

•	review and set all compensation arrangements, including, as applicable, base salaries, bonuses and stock options, of our Chief Executive Officer, directors and other executive officers;

•	lead the Board in its evaluation of the performance of our Chief Executive Officer;

•

review and discuss the Compensation Discussion and Analysis section (“CD&A”) of our proxy statement with management and determine whether to recommend to the Board that the CD&A be included in our proxy statement;

•	produce the Compensation Committee Report as required by the rules and regulations of the SEC for inclusion in our proxy statement (included elsewhere in this proxy statement);

•	review and approve our stock plans and approve certain stock option awards;

•

assess the risks associated with our compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on Oracle; and

•	oversee our 401(k) Plan Committee and have responsibility for amendments to the Oracle Corporation 401(k) Savings and Investment Plan (the “401(k) Plan”).

The Compensation Committee helps us to attract and retain talented executive personnel in a competitive market and operates under a written charter adopted by the Board. The Compensation Committee charter is posted on our website at www.oracle.com/goto/corpgov.

The Compensation Committee meets at scheduled times during the year, meets in executive session without management present and holds additional meetings from time to time, as necessary. In fiscal 2012, the Compensation Committee met 16 times.

In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department, human resources department and Corporate Secretary support the Compensation Committee in its work. For additional details regarding the Compensation Committee’s role in determining executive compensation, including its engagement of an external compensation consultant, please refer to “Executive Compensation—Compensation Discussion and Analysis” included elsewhere in this proxy statement. Please see the section titled “Executive Compensation—Stock Options and Option Grant Administration” included elsewhere in this proxy statement for a discussion of the Compensation Committee’s role as the administrator of our stock plans and for a discussion of our policies and practices regarding when we grant our stock options.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, in consultation with management and Compensia, Inc., the committee’s compensation consultant, over the course of several committee meetings has assessed the compensation policies and practices applicable to our executives and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on Oracle.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

The Committee on Independence Issues

The Independence Committee is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $120,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independence Committee’s efforts are intended to ensure that each proposed related person transaction is on terms that, when taken as a whole, are fair to us. If any member of the Independence Committee would derive a direct or indirect benefit from a proposed transaction, he is excused from the review and approval process with regard to that transaction. The role of the Independence Committee also encompasses the monitoring of related person relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Supplemental Conflict of Interest Policy for Senior Officers. The Independence Committee also evaluates the independence of each non-management director as defined by NASDAQ listing standards. The Independence Committee charter is posted on our website at www.oracle.com/goto/corpgov.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.

The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Several of our directors serve on more than one committee. Annual cash retainers and formula stock option grants to the non-employee directors are intended to correlate to the responsibilities of each such director.

Our employee directors, Messrs. Ellison, Henley and Hurd and Ms. Catz, receive no separate compensation for serving as directors of Oracle.

Cash Retainer and Meeting Fees for Non-Employee Directors

During fiscal 2012, each of our non-employee directors received (a) an annual retainer of $52,500 for serving as a director of Oracle and (b) each of the applicable retainers and fees set forth below for serving as a chair or vice chair or as a member of one or more of the committees of the Board.

Annual Committee Member Retainers:
F&A Committee	$25,000
Compensation Committee	$25,000
Governance Committee	$15,000
Independence Committee	$15,000

Additional Annual Retainers for Committee Chairs:
F&A Committee (Chair and Vice Chair)	$25,000
Compensation Committee	$25,000
Governance Committee	$15,000
Independence Committee	$15,000

Fee per Board Meeting:
Regular Meeting	$3,000
Special Meeting	$2,000

Fee per Committee Meeting:
F&A Committee (other than earnings review meetings)	$3,000
F&A Committee (earnings review meetings)	$2,000
Compensation Committee (other than stock option grant meetings, where no meeting fee is paid)	$3,000
Governance Committee	$2,000
Independence Committee	$2,000

Directors’ Equity Compensation

Non-employee directors also participate in the Directors’ Stock Plan which provides for stock options, restricted stock or other equity-based awards to directors for their services. Non-employee directors currently receive the following grants of stock options to purchase our common stock under the Directors’ Stock Plan:

(a)	Stock options to purchase 60,000 shares of our common stock, granted on the date an individual becomes a director; and

(b)	Stock options to purchase 45,000 shares of our common stock, granted on May 31 of each year, provided such director has served on the Board for at least six months as of the date of the grant.

We make additional annual grants of stock options to non-employee directors who also serve as the chair or vice chair of certain committees of the Board. These grants are made on May 31 of each year to the director who, as of the date of grant, has served as a member of the relevant committee for one year (or, in the case of the vice chair of the F&A Committee or the chair of the Independence Committee, six months). Committee chairs who serve less than one year (or, in the case of the vice chair of the F&A Committee or the chair of the Independence Committee, six months), receive a pro rata amount of the full grant based on the number of complete calendar months during which the director served on the relevant committee in the past year (or, in the case of the vice chair of the F&A Committee or the chair of the Independence Committee, the past six months). During fiscal 2012, the following additional stock option grants were made:

F&A Committee Chair	45,000 shares
F&A Committee Vice Chair	30,000 shares
Compensation Committee Chair	45,000 shares
Governance Committee Chair	15,000 shares
Independence Committee Chair	15,000 shares

All stock options granted to our non-employee directors vest 25% per year over four years on each anniversary of the date of grant.

Director Compensation for Fiscal 2012

The following table provides summary information concerning cash and other compensation we paid to our non-employee directors for fiscal 2012. As further described above, our non-employee directors receive cash retainers for Board membership, committee membership and committee chairmanship; cash fees for Board and committee meetings attended; and stock option grants for Board membership and committee chairmanship. Some of our non-employee directors serve on more than one committee. See “Committees, Membership and Meetings” above for a list of committees on which each non-employee director currently serves.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2) ($)	Total ($)
Jeffrey S. Berg	91,500	330,876	422,376
H. Raymond Bingham	200,500	551,460	751,960
Michael J. Boskin	172,500	551,460	723,960
Bruce R. Chizen	196,500	661,752	858,252
George H. Conrades	135,500	330,876	466,376
Hector Garcia-Molina	95,500	330,876	426,376
Donald L. Lucas	172,500	661,752	834,252
Naomi O. Seligman	112,500	330,876	443,376

(1)

As required by SEC rules, the amounts in this column represent the aggregate grant date fair values of stock option awards computed in accordance with Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (the “ASC”) Topic 718, Compensation-Stock Compensation (“FASB ASC 718”). The recipient has not presently realized a financial benefit from these awards because none of the stock options granted during fiscal 2012 are currently exercisable. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2012.

(2)	The following table provides additional information concerning the stock options held by our non-employee directors for fiscal 2012:

Name	Total Option Awards Outstanding at 2012 Fiscal Year End (Shares)	Option Awards Granted During Fiscal Year 2012 (a) (Shares)

Jeffrey S. Berg	535,000	45,000
H. Raymond Bingham	430,000	75,000
Michael J. Boskin	700,000	75,000
Bruce R. Chizen	311,250	90,000
George H. Conrades	240,000	45,000
Hector Garcia-Molina	379,996	45,000
Donald L. Lucas	318,750	90,000
Naomi O. Seligman	300,000	45,000

(a)

The stock options reported in this column were granted on May 31, 2012, with a per share exercise price of $26.47, which is equal to the closing market price of our common stock on May 31, 2012. The stock options vest 25% per year over four years on each anniversary of the date of grant.

CORPORATE GOVERNANCE

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and NASDAQ. We believe that we have in place procedures and practices, including the following, which are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has approved Corporate Governance Guidelines for Oracle (the “Guidelines”). The Guidelines are posted on our website at www.oracle.com/goto/corpgov, and deal with the following matters:

•	director qualifications;

•	director majority voting policy;

•	director responsibilities, including risk oversight;

•	conflicts of interest;

•	Board committees;

•	director access to officers and employees;

•	director compensation;

•	director orientation and continuing education;

•	director and executive officer stock ownership;

•	Chief Executive Officer evaluation;

•	performance evaluation of the Board and its committees; and

•	stockholder communications with the Board.

The Guidelines require that all members of the F&A, Compensation, Governance and Independence Committees must be “independent,” each in accordance with or as defined in the rules adopted by the SEC and NASDAQ. The Independence Committee makes this determination annually. The Board and each committee have the power to hire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask such questions and conduct investigations as they deem appropriate to fulfill their duties.

Conflicts of interest expectations for our non-employee directors are addressed in our Guidelines and provide that non-employee directors must:

•	annually disclose to our General Counsel all of his or her executive, employment, board of directors, advisory board or equivalent positions in other organizations;

•	disclose any such proposed positions with a public company before they become effective and any such positions with a private company promptly following his or her appointment to such entity; and

•	disclose any potential conflicts of interest that may arise from time to time with respect to matters under consideration of the Board.

The General Counsel must report all such disclosures to the Independence Committee, and the Board must consider such disclosures and other available information and take such actions as it considers appropriate. All directors are expected to comply with Oracle’s Code of Ethics and Business Conduct, except that for our non-employee directors, the provisions regarding conflicts of interest in the Guidelines supersede these same provisions in the Code of Ethics and Business Conduct.

The Guidelines provide for regular executive sessions to be held by non-employee directors. The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for the benefit of newly elected directors, including presentations from senior management and visits to Oracle’s facilities.

Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Governance Committee will periodically conduct self-evaluations to determine whether the Board and its committees are functioning effectively, and the results of these evaluations are reported to the Board. The Compensation Committee is required under the Guidelines to conduct an annual review of the CEO’s performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEO is providing the best leadership for Oracle in the short and long term.

The Guidelines are posted on, and we intend to disclose any future amendments to the Guidelines on, our website at www.oracle.com/goto/corpgov.

Majority Voting Policy

The Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee shall tender his or her resignation following certification of the stockholder vote.

The Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to Oracle; and

•	the overall composition of the Board.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider any resignation offers and recommend to the Board whether to accept such resignation offers.

Through this policy, the Board seeks to be accountable to all stockholders and respects the right of stockholders to express their views through their vote for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% “WITHHELD” vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation. The Board expects that, as in the past, nominees will be elected by a significant majority of “FOR” votes.

Stock Ownership Guidelines for Directors and Senior Officers

Board members and senior officers are also required to own shares of Oracle common stock. The Governance Committee sets and periodically reviews and makes changes to these ownership requirements, with the most recent changes having been approved in July 2011.

Under the Stock Ownership Guidelines approved in July 2011, all current non-employee directors must own at least 10,000 shares of our common stock by July 2016, and all new non-employee directors must meet this ownership requirement within five years from the date such director joins the Board. All senior officers must own a fixed number of shares of our common stock ranging from 250,000 shares to 10,000 shares based on their seniority. For example, our Chief Executive Officer is required to own 250,000 shares and our Presidents must own 100,000 shares. For additional details regarding the application of the guidelines to our named executive officers, including each individual’s share ownership requirement, see “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines” included elsewhere in this proxy statement. Senior officers must own their specific required amount by July 2016, and new senior officers must meet the ownership requirement within five years from the date such person becomes a senior officer. Shares of common stock counted toward these guidelines include any shares held directly or through a trust or broker; shares held by a spouse; shares held through our 401(k) Plan and our Oracle Corporation Employee Stock Purchase Plan (the “ESPP”); and shares underlying vested but unexercised stock options, with 50% of the in-the-money value of such options being used for this calculation.

We believe that all of our Board members and senior officers are currently in compliance with either the prior ownership requirements or the requirements approved in July 2011, and we expect them all to comply with the Stock Ownership Guidelines approved in July 2011 within the time periods described above.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer are currently filled by separate individuals. Mr. Henley is our Chairman, and Mr. Ellison is our Chief Executive Officer. The Board believes that the separation of the offices of the Chairman and CEO is appropriate at this time because it allows our CEO to focus primarily on Oracle’s business strategy, operations and corporate vision. However, as described in further detail in our Guidelines, the Board does not have a policy mandating that the roles of Chairman and CEO continue to be separated. Our Board elects our Chairman and our CEO, and each of these positions may be held by the same person or may be held by different people. We believe it is important that the Board retain flexibility to determine whether the two roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time.

Mr. Henley is not considered independent because he is an executive officer of Oracle (Mr. Henley also served as our Executive Vice President and CFO from March 1991 to July 2004). The Board believes it in the best interests of Oracle and its stockholders at this time for Mr. Henley, an employee director, to serve as the Chairman of the Board because we benefit from Mr. Henley’s many years with Oracle and his significant and extensive knowledge regarding our strategic vision, management and operations. We believe that independent and effective oversight of Oracle’s business and affairs is maintained through the composition of our Board, the leadership of our independent directors and Board committees, and our governance structures and processes already in place. The Board consists of a substantial majority of independent directors, and the Board’s Compensation, F&A, Governance and Independence Committees are comprised solely of independent directors. While we currently do not have a policy mandating an independent lead director, the Board believes that a number of non-employee directors fulfill the lead director role at various times, including during executive sessions, depending upon the particular issues involved. As set forth in our Guidelines, on an annual rotating basis, the chairpersons of the Governance Committee and the Compensation Committee serve as the presiding director at executive sessions of the Board.

Board’s Role in Risk Oversight

While management is responsible for assessing and managing risks to Oracle, our Board is responsible for overseeing management’s efforts to assess and manage risk. The Board’s risk oversight areas of focus include, but are not limited to:

•	management and Board succession planning;

•	managing Oracle’s long-term growth;

•	strategic and operational planning, including significant acquisitions and the evaluation of our capital structure and long-term debt financing; and

•	legal and regulatory compliance.

While the Board has the ultimate oversight responsibility for Oracle’s risk management policies and processes, various committees of the Board also have responsibility for risk oversight. The F&A Committee oversees risks associated with our financial statements and financial reporting, mergers and acquisitions, credit and liquidity, information technology and security, litigation and code of ethics and business conduct compliance. The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. The Governance Committee oversees risks associated with our overall governance practices and the leadership structure of the Board (as further described above under “Board Leadership Structure”). The Independence Committee reviews risks arising from transactions with related persons and director independence issues.

Our Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. Our Board’s role in risk oversight is consistent with the Board’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing Oracle’s risk exposure, and the Board and committees of the Board providing oversight in connection with those efforts.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of four employee directors (Messrs. Ellison, Hurd and Henley, and Ms. Catz) and eight independent directors. The Independence Committee has determined that each of the following eight directors is independent (as defined by NASDAQ listing standards): Messrs. Berg, Bingham, Chizen, Conrades, Garcia-Molina and Lucas, Dr. Boskin and Ms. Seligman; and that, therefore, all directors who serve on the Compensation, F&A, Governance and Independence Committees are independent under the NASDAQ listing standards.

In making the independence determinations, the following relationships were considered:

•	Mr. Lucas is a co-trustee of trusts for the benefit of Mr. Ellison’s children.

•

Dr. Boskin and Mr. Garcia-Molina are both employed by Stanford University, which has received donations from both Oracle and various Board members. The donations from Oracle to Stanford University fall within NASDAQ prescribed limits. In addition, certain Board members serve on advisory or oversight boards at Stanford University or are otherwise employed part-time by Stanford University.

The independent members of our Board held an executive session following each of the regularly scheduled Board meetings and following one special meeting, for a total of five meetings in fiscal 2012.

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee, which shall determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee.

Nomination of Directors

In general, nominations for the election of directors may be made by (1) the Board or the Governance Committee or (2) any stockholder entitled to vote who has delivered written notice to our Corporate Secretary no later than the notice deadline set forth in our bylaws and has complied with the notice procedures set forth in our bylaws. Stockholders may also submit recommendations for director candidates to the Governance Committee for its consideration for nomination as described below.

Nomination and Governance Committee and Corporate Governance Guidelines

The Governance Committee monitors corporate governance matters and considers and recommends qualified candidates for election as directors of Oracle. The Corporate Governance Guidelines set forth the Governance Committee’s policy regarding the consideration of all properly submitted stockholder candidates for membership on the Board as well as candidates submitted by current Board members and others. The Guidelines are posted on our website at www.oracle.com/goto/corpgov.

Any stockholder wishing to submit a candidate for consideration for nomination by the Governance Committee must provide a written notice recommending the candidate for election at the next Annual Meeting of Stockholders to Dorian Daley, Senior Vice President, General Counsel & Secretary at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or by email (Corporate_Secretary@oracle.com) or fax (1-650-506-3055), in each case with a confirmation copy sent by mail. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected. By following these procedures, a stockholder will ensure consideration of a submitted candidate by the Governance Committee. However, there is no guarantee that the candidate will be nominated. Any stockholder seeking to nominate one or more directors must comply with applicable bylaw procedures, which are described below under “Stockholder Nominations and Bylaw Procedures.” The deadlines to submit director candidates for the Governance Committee’s consideration are the same as the deadlines for nominating directors in our bylaws.

Our Corporate Governance Guidelines contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish a number of areas of core competency of the Board. For additional details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Nominees for Directors” included elsewhere in this proxy statement.

Potential candidates for directors are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board endorsement of the final candidates recommended by the Governance Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Stockholder Nominations and Bylaw Procedures

Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to the Board. Our bylaws are posted on our website at www.oracle.com/goto/corpgov.

To nominate a person for election to the Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such notice must also contain information specified in the bylaws as to the director nominee, information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

Deadlines to Submit Nominations

To nominate a person for election to the Board at our 2013 annual meeting of stockholders, written notice of a stockholder nomination must be delivered to our Secretary between May 24, 2013 and June 23, 2013. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

A stockholder may make nominations of persons for election to the Board at a special meeting if the stockholder delivers written notice to our Secretary not before the 120th day prior to such special meeting and not after the later of the 90th day prior to such special meeting or the 10th day following the announcement of the meeting date. At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.

Stockholder nominations must be addressed to Dorian Daley, Senior Vice President, General Counsel & Secretary and must be mailed to her at Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or sent by email (Corporate_Secretary@oracle.com) or faxed to her (1-650-506-3055), in each case with a confirmation copy sent by mail.

If the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.

Communications with the Board

Any stockholder wishing to communicate with any of our directors regarding Oracle may write to the director, c/o the Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or may send an email to Corporate_Secretary@oracle.com, or fax the communication to 1-650-506-3055. The Secretary will forward these communications directly to the director(s) specified or, if none is specified, to the Chairman of the Board.

Employee Matters

Code of Conduct. In 1995, we adopted a Code of Ethics and Business Conduct (the “Code of Conduct”). We require all employees, including our senior officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our Compliance and Ethics Program involves the administration of training regarding and enforcement of the Code of Conduct and is under the direction of our Chief Compliance and Ethics Officer. We have also appointed Regional Compliance and Ethics Officers to oversee the application of the Code of Conduct in each of our geographic regions. We provide mandatory web-based general training with respect to the Code of Conduct, and we also provide additional live and web-based training on specific aspects of the Code of Conduct from time to time to certain employees. Employees are expected to report any conduct they believe in good faith to be a violation of the Code of Conduct. The Code of Conduct is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision to the Code of Conduct on, our website at www.oracle.com/goto/corpgov.

Compliance and Ethics Reports. With oversight from the F&A Committee, we have established several different reporting channels employees may use to seek guidance or submit reports concerning compliance and ethics matters, including accounting, internal controls, and auditing matters. These reporting channels include Oracle’s Integrity Helpline, which may be accessed either over the phone or by way of a secure Internet site. Employees may contact the helpline 24 hours a day, seven days a week. Interpreters are provided to helpline callers who want to communicate in languages other than English, and employees using the online system may file a report in the language of their choice. Employees who contact the helpline, whether over the phone or online, may choose to remain anonymous. Certain countries other than the United States, however, limit topics that may be reported anonymously; employees who identify themselves as being from an affected country are alerted if special reporting rules apply to them.

Supplemental Conflict of Interest Policy for Senior Officers. Our Supplemental Conflict of Interest Policy for Senior Officers (the “Conflict of Interest Policy”), which supplements the Code of Conduct applicable to all employees, addresses several potential conflict of interest issues and requires prompt and annual disclosure to an executive, an executive committee or the Independence Committee, as applicable, of actual or potential conflicts of interest with respect to financial interests and corporate opportunities involving senior officers and their related persons. A financial interest involves (a) an existing or potential significant investment in any entity with which we have, or are negotiating, a material transaction or arrangement and (b) any existing or potential compensation arrangement or right with such entity.

Each person subject to the policy must report any actual or potential conflict of interest that he or she believes has gone unreported. The executive or committee to whom any such disclosure is made will decide if the disclosed facts constitute an actual conflict of interest. If such person or committee determines that a conflict of interest exists, such person or committee can determine whether we will enter into the transaction or arrangement in issue or, in the case of a corporate opportunity, the transaction or arrangement will remain available for us to pursue. Each senior officer and director must annually confirm in writing that such person has read this policy and is in compliance with it.

The Conflict of Interest Policy is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision of the Conflict of Interest Policy on, our website at www.oracle.com/goto/corpgov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 10, 2012, the record date, with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director or nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all current executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Lawrence J. Ellison (2)	1,143,934,580	23.5%
500 Oracle Parkway, Redwood City, CA 94065
Jeffrey S. Berg (3)	425,674	*
H. Raymond Bingham (4)	247,500	*
Michael J. Boskin (5)	457,500	*
Safra A. Catz (6)	23,512,535	*
Bruce R. Chizen (7)	139,062	*
George H. Conrades (8)	137,500	*
John F. Fowler (9)	977,861	*
Hector Garcia-Molina (10)	263,745	*
Jeffrey O. Henley (11)	5,684,516	*
Mark V. Hurd (12)	5,426,000	*
Thomas Kurian (13)	5,981,554	*
Donald L. Lucas (14)	1,027,084	*
Naomi O. Seligman (15)	201,145	*

All current executive officers and directors as a group (16 persons) (16)	1,189,663,756	24.2%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

(2)

Includes 38,700,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 139,000,000 shares pledged as collateral to secure certain personal indebtedness, including various lines of credit.

(3)

Includes 321,250 shares subject to currently exercisable stock options held in trust for the benefit of Mr. Berg and his spouse and 71,250 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(4)	Includes 242,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(5)	Includes 452,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(6)

Includes 12,535 shares held in trust for the benefit of Ms. Catz and her spouse and 23,500,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(7)

Includes 5,000 shares held in trust for the benefit of Mr. Chizen and his spouse and 134,062 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(8)	Includes 127,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(9)	Includes 957,874 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(10)	Includes 258,745 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(11)

Includes 1,934,516 shares held in trust for the benefit of Mr. Henley and his spouse and 3,750,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(12)	Includes 5,425,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(13)	Includes 5,950,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(14)

Includes 5,000 shares held in trust for the benefit of Mr. Lucas and 88,750 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date. Includes 933,334 shares held in trust for the benefit of the children of Mr. Ellison, our CEO, for which Mr. Lucas is a co-trustee but not a beneficiary. Mr. Lucas disclaims beneficial ownership of such shares held in trust for Mr. Ellison’s children.

(15)

Includes 7,397 shares owned by Ms. Seligman’s spouse of which she disclaims beneficial ownership. Includes 187,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(16)

Includes all shares described in the notes above. Also includes (a) 10,000 additional shares beneficially owned, and (b) 1,237,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date, in each case held by executive officers who are not named in the table.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides important information on our executive compensation program and our compensation philosophy for our “named executive officers” or “NEOs,” who in fiscal 2012 were:

(i)	Lawrence J. Ellison, Chief Executive Officer (“CEO”);
(ii)	Safra A. Catz, President and Chief Financial Officer (“CFO”);
(iii)	Mark V. Hurd, President;
(iv)	Thomas Kurian, Executive Vice President, Product Development; and
(v)	John F. Fowler, Executive Vice President, Systems.

Executive Summary

Our long-standing approach to executive compensation is to:

•

provide total compensation opportunities that are significantly above the average of our peer group to the individuals within the organization who have the potential to make the greatest impact on Oracle and contribute the most to the success of our business; and

•	reward those individuals only if they are successful in achieving our two primary business objectives:

¡

driving year-over-year growth in our non-GAAP pre-tax profits for Oracle as a whole or, in the case of Mr. Fowler, year-over-year growth in the profitability of the line of business which the executive oversees (see “Systems Bonus Formula” below for more information); and

¡	increasing Oracle’s stock price.

In other words, our top performers potentially may earn significantly more compensation than their counterparts at similar companies but only if we grow our profits substantially (not just remain profitable) and our stock price increases.

We have developed and refined this performance-based approach over many years and believe that this approach has been, and continues to be, a key driver of Oracle’s long-term success.

Our Compensation Committee believes we employ some of the most talented senior executives of any company in the world. Given the strength of our named executive officer group, the Compensation Committee believes that it is critical that they receive total compensation opportunities that reflect their individual skills and experience and are commensurate with the management of an organization of Oracle’s size, scope, and complexity. Further, our Compensation Committee believes that it is critical that Oracle retain this talent and keep these individuals properly motivated. However, while their total compensation opportunities may be among the highest in our industry sector, the pay amounts that they ultimately realize are almost entirely contingent on their ability to achieve our primary business objectives. We believe that the design of our executive compensation program, as reflected by its three principal pay components, ensures this result:

•	Base salaries are fixed at levels that provide a baseline amount of compensation.

➢	Our Chief Executive Officer receives only a token base salary of $1.00. Most of his compensation is at-risk, underscoring our commitment to paying for performance.

•

Annual performance-based cash bonuses for our Chief Executive Officer and Presidents are tied to our ability to increase the level of Oracle’s non-GAAP pre-tax profits above those for the preceding fiscal year.[1] Thus, even though we may be profitable in a given fiscal year, if we do not exceed the prior fiscal year’s non-GAAP pre-tax profit level, our Chief Executive Officer and each of our Presidents receive no bonus.

➢

For example, in fiscal 2011, Oracle achieved approximately $15.3 billion in non-GAAP pre-tax profits. So in fiscal 2012, if Oracle had achieved only $15.2 billion in non-GAAP pre-tax profits, our Chief Executive Officer and Presidents would have received no bonus whatsoever.

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Further, even where our non-GAAP pre-tax profits grow from year-to-year, if Oracle does not meet our own internal profitability expectations for the fiscal year, the bonuses payable to our named executive officers would be below their target award opportunities.

➢

Such was the case in fiscal 2012, when, even though Oracle’s non-GAAP operating income increased by 8%, our named executive officers other than Mr. Fowler received a bonus that was only 47% of his or her target bonus opportunity. Mr. Fowler received no bonus for fiscal 2012. The named executive officers other than Mr. Fowler received cash bonuses in fiscal 2012 that were an average of 30% of the bonus amounts earned in fiscal 2011—a decrease of 70%.

•

Long-term incentive compensation is awarded exclusively in the form of stock options, which requires Oracle’s stock price to increase over time to generate any realized value for our named executive officers. When our stock price does not grow, our named executive officers realize little, if any, value from their awards. We believe this is appropriate because our stockholders also will not have benefited significantly from owning our stock.

➢

While the accounting grant date fair values of our fiscal 2012 stock option grants were higher than the grant date fair values of our fiscal 2011 stock option grants (primarily because our stock price had increased when the fiscal 2012 stock options were granted), the fiscal 2012 stock options were all “underwater” (that is, the exercise price of the options exceeded the market price of Oracle’s common stock) at the end of fiscal 2012.

➢	Thus our named executive officers had not yet experienced any financial benefit from their fiscal 2012 stock options, as reflected in the following table.

Name	Size of Stock Option Grant in Fiscal 2012 (Shares in millions)	Accounting Grant Date Fair Value of Stock Option Grants in Fiscal 2012 ($ in millions)	Intrinsic Value of Fiscal 2012 Stock Option Grants as of Fiscal Year End (5/31/2012) ($)
Lawrence J. Ellison	7	90.7	—
Safra A. Catz	5	48.3	—
Mark V. Hurd	5	48.3	—
Thomas Kurian	4	33.2	—
John F. Fowler	2	16.6	—

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Our Compensation Committee does not believe that the accounting grant date fair values of the stock options granted in fiscal 2012 included elsewhere in this proxy statement are necessarily an accurate measure of the compensation received by our named executive officers. Our Compensation Committee believes our executives are motivated by the potential for appreciation in our stock price and that appreciation is a better indicator of the true value and worth of these stock options.

[1]

For this purpose, “non-GAAP pre-tax profit” means Oracle’s GAAP income before provision for income taxes, excluding stock-based compensation expense, acquisition related and other expenses, restructuring expenses, and amortization of intangible assets. This performance measure also includes an adjustment to increase our GAAP income before provision for income taxes for the full amount of new software licenses revenues and support revenues recognized from acquired cloud software subscription contracts and support contracts, respectively, as if the acquired companies had remained independent entities.

We believe that this approach is in the best interests of Oracle and our stockholders for the following reasons:

1.	It ensures a strong pay-for-performance alignment.

Our executive compensation program is designed to be “results-aligned.” We believe that when Oracle achieves a high level of performance through increased profits and a higher stock price, our named executive officers should be compensated. So when our stockholders are rewarded, our executive officers are also rewarded. Similarly, when Oracle’s performance does not achieve these results, our named executive officers should receive much lower compensation.

2.	It emphasizes variable, “at risk” compensation.

As a result of our executive compensation philosophy, in fiscal 2012, an average of 98% of the total compensation of our named executive officers was delivered in the form of an annual performance-based cash bonus opportunity and long-term incentive compensation in the form of stock options. The following charts illustrate how each compensation component for fiscal 2012 disclosed in the Summary Compensation Table was weighted for our Chief Executive Officer and the other named executive officers as a group.

3.	It directly links executive compensation to tangible financial results.

Fiscal 2012 Financial Highlights and Executive Compensation Actions

Oracle recorded strong financial results in fiscal 2012 despite a difficult global economic environment. The following chart summarizes certain key financial results for fiscal 2012 as compared to fiscal 2011, calculated in accordance with U.S. generally accepted accounting principles (GAAP) (in billions, except per share data and percentages).

	Fiscal 2012 ($)	Fiscal 2011 ($)	Change (%)
Total Revenues	37.1	35.6	4
New Software Licenses Revenues	9.9	9.2	7
Operating Income	13.7	12.0	14
Net Income	10.0	8.5	17
Diluted Earnings Per Share	1.96	1.67	18
Stock Price Per Share at Fiscal Year End	26.47	34.22	(23)

For fiscal 2012, the Compensation Committee took the following actions with respect to the compensation of our named executive officers:

•

Approved annual cash bonuses for each of our named executive officers (other than Mr. Fowler) that were, on average, only 47% of that individual’s target annual performance-based cash bonus opportunity, reflecting the challenges presented in attaining our internal target for fiscal 2012. Further, the Compensation Committee approved no bonus for Mr. Fowler since our hardware systems business did not meet our internal target.

Our named executive officers other than Mr. Fowler received cash bonuses in fiscal 2012 that were an average of 30% of the bonus amounts earned in fiscal 2011—a decrease of 70%.

•

Approved long-term incentive awards (consisting entirely of stock options) at levels that met competitive market concerns, satisfied our retention objectives, and rewarded individual performance during fiscal 2012.

Other Compensation Highlights

We have implemented the following principal compensation policies and practices to ensure that our executive compensation program achieves our objectives consistent with sound corporate governance:

•

Stockholder Outreach by our Compensation and Governance Committees: Members of the Compensation Committee and Governance Committee meet with certain of our institutional stockholders throughout the year to receive feedback regarding compensation and corporate governance matters. We believe we have established an effective means for our stockholders to communicate with our directors.

•

Low Dilution Rates from Stock Options: We recognize that stock options dilute the holdings of our existing stockholders. Both the Compensation Committee and the Finance and Audit Committee review our long-term incentive and equity compensation programs regularly to ensure that we balance the goal of compensating and motivating our employees with our stockholders’ interest in limiting dilution from equity awards. As of May 31, 2012, our cumulative potential dilution since June 1, 2009 has been a weighted average annualized rate of 1.7% per year, which was significantly lower than the rates of the companies in our peer group.

•

Compensation Recovery (“Clawback”) Policy: In July 2012, we adopted an interim clawback policy for our executive officers. The policy states that if Oracle restates its reported financial results, we will seek to recover or cancel any cash bonuses paid which were awarded as a result of achieving financial performance goals that would not have been met under the restated financial results.

•

Stock Ownership Guidelines: We endeavor to closely align the interests of our senior executive officers with the interests of our stockholders through good and bad economic times. We amended our Stock Ownership Guidelines last year to increase the number of shares of Oracle common stock that senior executive officers must own. For details, please see “Other Factors in Setting Executive Compensation—Stock Ownership Guidelines” below.

•

Independent Compensation Committee and Compensation Consultant: The Compensation Committee is comprised solely of independent directors. The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating its current compensation consultant, Compensia, Inc., which reports directly to the Compensation Committee and did not provide any other services to Oracle during fiscal 2012.

We have not implemented the following practices because we do not believe they would serve our stockholders’ long-term interests.

•

No Employment Agreements or Change-in-Control Agreements: Each of our named executive officers is employed “at will.” Further, none of our offer letters or any other agreements with our named executive officers provides for termination, severance or change-in-control payments or benefits (other than potential “double-trigger” acceleration of vesting of outstanding and unvested equity awards under our broad-based equity plan, which is a benefit provided to all employees who participate in the plan).

•

No Repricing of Underwater Stock Options: When our stock price declines or stays flat, our named executive officers realize little or no benefit from their outstanding stock options. We do not reprice or exchange underwater stock options, and our stock option plan requires stockholder approval to reprice stock options. We believe this is appropriate because our stockholders also would not have benefited significantly from owning shares of Oracle common stock at such a time.

Fiscal 2011 Stockholder Advisory Votes on Executive Compensation

At our Fiscal 2011 Annual Meeting of Stockholders, we submitted two proposals to our stockholders regarding our executive compensation program. The first proposal was an advisory vote on the fiscal 2011 compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Our stockholders approved the fiscal 2011 compensation of our named executive officers with approximately 66.4% of the votes cast in favor of the proposal.

The second proposal was a vote on the frequency of future shareholder advisory votes regarding the compensation of our named executive officers (in other words, whether our Say-on-Pay votes should occur every year, every 2 years or every 3 years). We did not make a recommendation as to this proposal and instead let our stockholders decide this matter on their own. Since an annual frequency received the highest number of votes cast, our Board of Directors has determined that we will hold our Say-on-Pay votes on an annual basis. The next time we plan to ask our shareholders whether our Say-on-Pay votes should occur every year, every 2 years or every 3 years is expected to be at our Fiscal 2017 Annual Meeting of Stockholders.

Compensation Committee Response to Say-on-Pay Vote

We believe that the outcome of the Say-on-Pay vote signals our stockholders’ support of our compensation approach. The Compensation Committee engaged in a series of substantial internal discussions about our compensation philosophy and possible design alternatives. As a result of these discussions, the Compensation Committee reaffirmed the fundamental principle of clearly linking executive compensation to Oracle’s financial performance, and management and the Compensation Committee are committed to targeting the compensation of our named executive officers at an appropriate level within the competitive market, provided our performance expectations are met.

We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Objectives of our Compensation Program

The objectives of our executive compensation program are to:

•	attract and retain highly talented and productive named executive officers;

•	provide incentives for superior performance; and

•	align the interests of our executive officers with those of our stockholders.

Within Oracle, executive compensation is weighted most heavily towards our most senior executive officers because we believe they have the ability to make, and do make, the greatest impact on our business and financial results.

Elements of Our Compensation Program: Why We Chose Each and How Each Was Related to Our Objectives

In fiscal 2012, our executive compensation program continued to consist of the following three principal elements: (1) long-term incentive compensation in the form of stock options; (2) an annual performance-based cash bonus; and (3) base salary. The purpose of each of these compensation elements is summarized in the following table and described in more detail below.

Relationship to Compensation Objectives
Compensation Element	Designed to Reward
Long-Term Incentive Compensation—Stock Options	Success in achieving sustainable long-term results

Align the named executive officers’ interests with long-term stockholder interests to increase overall stockholder value

Motivate and reward named executive officers for achieving long-term results

Retain key named executive officers in an increasingly competitive market for talent

Annual Performance-Based Cash Bonus	Success in achieving annual results	Motivate and reward named executive officers to achieve or exceed annual financial performance goals

Base Salary	Experience, knowledge of the industry, duties and scope of responsibility	Provide a minimum, fixed level of cash compensation to attract and retain talented named executive officers who can successfully design and execute our business strategy

We design our compensation mix to encourage our named executive officers to make appropriate decisions that are consistent with our business strategy of constantly improving our performance and building long-term stockholder value. At the same time, we are mindful of the possibility that some behaviors may be inconsistent with our business objectives and overall corporate responsibilities and, therefore, we continuously strive to effectively monitor and manage these decisions. As part of its annual compensation-related risk review, the Compensation Committee considered, among others, the following factors which mitigate incentives for our executive officers to take inappropriate risks:

•

Stock options granted to our named executive officers vest 25% each year over a period of four years. Consequently, our named executive officers only realize in their stock options value through long-term appreciation of our stock price, which mitigates excessive short-term risk taking.

•

All annual performance-based cash bonuses are subject to a specified cap and may be decreased in the Compensation Committee’s sole discretion, which protects against a named executive officer receiving a windfall or disproportionately large bonus.

•

We have adopted a clawback policy that allows us to recover or cancel any cash bonuses paid which were awarded as a result of achieving financial performance goals that would not have been met under the restated financial results.

•

The financial measure used in the annual performance-based cash bonus awards for all of our named executive officers, other than Mr. Fowler, is year-over-year growth in Oracle’s non-GAAP pre-tax profits, as defined below. This measure is regularly used by our management to understand, manage and evaluate our business and make operating decisions. Using this measure for the annual cash bonus plan further aligns our named executive officers’ interests with our business goals.

•

Each of our named executive officers is subject to stock ownership requirements as described below under “Other Factors in Setting Executive Compensation—Stock Ownership Guidelines.” As a result of these requirements, our named executive officers would experience lost value in their holdings of Oracle common stock and potentially all of the value of their Oracle stock options if our stock price suffered an extended decline due to inappropriate or unnecessary risk taking.

Long-Term Incentive Compensation—Stock Options

In fiscal 2012, our long-term incentive compensation program for our named executive officers continued to consist exclusively of stock options. Stock options give the recipients the right to purchase at a specified price (that is, the market price of our common stock on the date when the stock option was granted) a specified number of shares of our common stock for a specified period of time (generally, ten years). A named executive officer can exercise this right for the remainder of this specified period of time as the stock options vest (that is, become exercisable) over four years.

Our named executive officers realize value on these stock options only if:

•	our stock price increases (which benefits all stockholders); and

•	the named executive officers remain employed with us beyond the date that their stock options vest.

Our corporate philosophy with regard to granting stock options is to:

•	be attentive to the overall number and value of shares underlying the stock options being granted;

•

grant stock options to a relatively small number of employees, with a focus on our engineers and developers, but make the largest stock option grants to our top performers and individuals with the greatest responsibilities because they have the potential and ability to contribute the most to the success of our business; and

•	effectively manage the overall net dilution resulting from our use of equity as a compensation tool.

As of May 31, 2012, our cumulative potential dilution since June 1, 2009 has been a weighted average annualized rate of 1.7% per year, which was significantly lower than the dilution at the companies in our peer group against which we compare our executive compensation.

We do not believe that the accounting grant date fair values of our stock option grants reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table included elsewhere in this proxy statement are necessarily an accurate measure of the compensation received by our named executive officers. We believe our named executive officers are motivated by the potential for appreciation in our stock price through the use of stock options and not by the accounting grant date fair values of the stock options.

Instead, we believe the intrinsic values (that is, the amount by which Oracle’s stock price exceeds the stock option exercise price) of unexercised stock options are a better indicator of their true value and worth to our named executive officers and, therefore, the incentive value of the stock options. For example, while we report the grant date fair values of our stock option grants for accounting purposes in the compensation tables below, our named executive officers do not realize these amounts in any tangible way when the options are granted. Our named executive officers only receive value if our stock price increases between the date of grant and the date of exercise and they remain employed by Oracle.

The accounting grant date fair values of our fiscal 2012 stock option grants were higher than the grant date fair values of our fiscal 2011 stock option grants primarily because our stock price had increased when the fiscal 2012 stock options were granted. But as demonstrated in the table below:

•

Stock options were granted to all of our named executive officers on June 29, 2011 and had an exercise price of $32.43 per share, the closing price for Oracle’s common stock on that date. As of the grant date, the intrinsic value of each of the stock options was $0.

•

Our stock price decreased between June 29, 2011 and fiscal 2012 year end (May 31, 2012) from $32.43 per share to $26.47 per share, an 18% decline. Due to this decline, the intrinsic value at fiscal 2012 year end of the named executive officers’ stock options granted on June 29, 2011, was $0.

•

Between our fiscal 2012 year end and the record date (September 10, 2012), our stock price went from $26.47 per share to $32.31 per share, a 22% increase. While our stockholders benefitted from this increase in stock value, as of the record date the intrinsic value of our named executive officers’ stock options granted on June 29, 2011, was still $0.

•	Our named executive officers realize value on these stock options only if they remain employed with us beyond the date that their stock options vest.

•

The named executive officers may not realize the values associated with the stock options in the table below because the stock options granted in fiscal 2012 vest 25% each year over four years. None of the stock options listed below had vested as of fiscal 2012 year end and only 25% had vested as of the record date.

Name	Size of Stock Option Grant in Fiscal 2012 (Shares in millions)	Accounting Grant Date Fair Value of Stock Option Grants in Fiscal 2012 ($ in millions)	Intrinsic Value of Fiscal 2012 Stock Option Grants as of Fiscal Year End (5/31/2012) ($)	Intrinsic Value of Fiscal 2012 Stock Option Grants as of Record Date (9/10/2012) ($)
Lawrence J. Ellison	7	90.7	—	—
Safra A. Catz	5	48.3	—	—
Mark V. Hurd	5	48.3	—	—
Thomas Kurian	4	33.2	—	—
John F. Fowler	2	16.6	—	—

In fiscal 2012, our equity incentive program for our named executive officers continued to consist exclusively of stock options and no restricted stock or other equity awards were granted. We believe stock options, as opposed to other forms of equity compensation, such as restricted stock, are consistent with our results-oriented program. Unlike time-based restricted stock, when our stock price has not grown, our executives realized little, if any, value from this component of their compensation.

Annual Performance Cash Bonus under the Executive Bonus Plan

In 2010, our stockholders approved the Oracle Corporation Executive Bonus Plan (the “Executive Bonus Plan”). In accordance with the terms of the Executive Bonus Plan, each year the Compensation Committee assigns each participant a target award opportunity and establishes the financial performance measure or measures and related target levels that must be achieved before an award actually will be paid to the participant for that year. The target bonus award opportunity and financial formula selected for each named executive officer are intended to motivate them by rewarding them when our annual financial performance goals are met or exceeded.

Financial Measure: Growth in Non-GAAP Pre-Tax Profit

With the exception of Mr. Fowler (whose bonus arrangement is described below), the measure selected for determining each of our named executive officers’ bonus in fiscal 2012 was year-over-year growth in our non-GAAP pre-tax profit. For purposes of the Executive Bonus Plan, “non-GAAP pre-tax profit” is defined as our GAAP income before provision for income taxes for fiscal 2012, excluding our fiscal 2012 stock-based compensation expense, acquisition related and other expenses, restructuring expenses and amortization of intangible assets. This performance measure also included an adjustment to increase our GAAP income before provision for income taxes for the full amount of new software licenses revenues and support revenues recognized from acquired cloud software subscription contracts and support contracts, respectively, as if the acquired companies had remained independent entities during fiscal 2012. We believe that growth in non-GAAP pre-tax profits is the most appropriate measure for the Executive Bonus Plan because it is the measure regularly used by our management internally to understand, manage and evaluate our business and make operating decisions.

The bonus formula for each named executive officer, other than Mr. Fowler, was calculated as follows and was subject to an individual bonus cap:

Growth in Non-GAAP Pre-Tax Profits from Fiscal 2011 to Fiscal 2012
Individual Bonus Percentage	X		=	Cash Bonus
Payout

If our non-GAAP pre-tax profits did not grow from fiscal 2011 to fiscal 2012, then our named executive officers whose bonuses were determined based upon the above pre-established formula would not have received any bonuses under the Executive Bonus Plan even if Oracle had been profitable for fiscal 2012.

Between fiscal 2011 and fiscal 2012, our non-GAAP pre-tax profits grew by approximately $1.2 billion, but did not meet our own internal targets. Consequently and consistent with our results-oriented compensation philosophy, the bonuses we paid to our named executive officers decreased significantly in fiscal 2012. As described in more detail below under “Determination of Executive Compensation Amounts for Fiscal 2012,” each of our named executive officers other than Mr. Fowler received a cash bonus that was only 47% of his or her target bonus. The named executive officers other than Mr. Fowler received cash bonuses in fiscal 2012 that were an average of 30% of the bonus amounts earned in fiscal 2011—a decrease of 70%.

Systems Bonus Formula

Mr. Fowler is directly responsible for our hardware systems business. Consistent with our results-aligned compensation program, we structured his annual performance-based cash bonus opportunity in large measure on the operating results of the portion of the business that he manages. We believe the most important factor by which to measure his performance is the year-over-year improvement in hardware systems product revenues relative to his ability to manage effectively the growth in expenses of our hardware systems product development organization that he oversees. Mr. Fowler’s bonus opportunity was based on a percentage of the amount by which hardware systems product revenue growth between fiscal 2011 and fiscal 2012 exceeded the expense growth of the organization between fiscal 2011 and fiscal 2012. As the growth in this profitability measure increased, Mr. Fowler’s bonus would increase.

In fiscal 2012, while our hardware systems business was very profitable, the profitability of this business as we measure it did not grow from the prior fiscal year. Therefore for fiscal 2012, Mr. Fowler received no bonus ($0) under the Executive Bonus Plan.

We have not disclosed the specific formula or performance target of Mr. Fowler because we believe such disclosure would result in competitive harm to us. Mr. Fowler’s bonus formula includes expense amounts for our hardware systems product development organization. We do not publicly disclose this information and, if disclosed, we believe such information would provide competitors and others with insights into our operational strengths and weaknesses that would be harmful to us.

Base Salary

Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline, minimum amount of annual compensation for our named executive officers. When setting base salary levels, the Compensation Committee considers the salaries paid to named executive officers in comparable positions at our peer companies, Oracle’s performance and the executive’s performance.

Perquisites and Other Personal Benefits

Except as described below, in fiscal 2012 we provided our named executive officers with limited perquisites and other personal benefits, each of which the Compensation Committee believes are reasonable and in the best interests of Oracle and its stockholders. These amounts are reported in the All Other Compensation column of the Summary Compensation Table below.

Residential Security

Our Board of Directors has established a residential security program for the protection of our CEO requiring him to have a home security system at his primary residence, including security personnel. We require these security measures for Oracle’s benefit because of Mr. Ellison’s importance to Oracle, and we believe these security costs and expenses are appropriate and necessary. Mr. Ellison paid for the initial procurement, installation and maintenance of the equipment for this system and will pay for the replacement of any equipment, and we pay for the annual costs of security personnel. The Independence Committee reviews and approves the security personnel budget of this residential security program each year.

Aircraft Use

We allowed Messrs. Ellison and Hurd to be accompanied by family members during business trips on which they use private aircraft leased by us from a company owned by Mr. Ellison on terms advantageous to Oracle (as further described under “Transactions with Related Persons—Purchases of Goods and Services” included elsewhere in this proxy statement). We lease the entire aircraft for business travel and are not charged for use of the aircraft based on the number of passengers. Therefore, we believe there is no aggregate incremental cost to Oracle as a result of Messrs. Ellison and Hurd being accompanied by family members. However, a portion of the aircraft leasing costs attributed to any non-business passengers cannot be deducted by Oracle for corporate income tax purposes. In the interests of greater transparency, we have reported the amount of these incremental lost tax deductions for fiscal 2012 as part of the disclosure accompanying the Summary Compensation Table below.

Pension Benefits or Supplemental Retirement Benefits

Other than the 401(k) Plan and our 1993 Deferred Compensation Plan (the “Deferred Compensation Plan”), we do not provide any pension or retirement benefits to our named executive officers and do not believe that these types of benefits are necessary to further the objectives of our executive compensation program.

We offer the Deferred Compensation Plan to certain employees, including our named executive officers, pursuant to which participants may elect to defer a portion of their base salary and annual performance-based cash bonus. We offer this plan because we believe it is a competitive element of compensation for senior named executive officers. For a description of our Deferred Compensation Plan, see “Non-qualified Deferred Compensation” below.

Severance and Change-in-Control Benefits

Each of our named executive officers is employed “at will.” None of our named executive officers has an employment agreement with Oracle that provides for payments or benefits in the event of a termination of employment or in connection with a change-in-control of Oracle.

Stock options granted to all of our employees, including our named executive officers, under our Amended and Restated 2000 Long-Term Equity Incentive Plan will become fully vested if Oracle is acquired and if the stock options are not assumed or if the stock options are assumed and the optionholder’s employment is terminated without cause within 12 months after the acquisition (a so-called “double trigger” arrangement). This vesting acceleration provision is provided to all employees who participate in the plan and is not subject to any other material conditions or obligations.

Determination of Executive Compensation Amounts for Fiscal 2012

Factors Used in Setting Fiscal 2012 Compensation for the NEOs

The Compensation Committee approved the fiscal 2012 compensation for our named executive officers and determined that the amounts of fiscal 2012 compensation disclosed in this proxy statement were appropriate and necessary to reward, retain and motivate our named executive officers based on, among other factors, our executive compensation philosophy and its subjective evaluations of:

•	our potential future financial performance in each of our named executive officer’s principal area of responsibility and the degree to which we wish to incentivize him or her;

•	the potential contributions the named executive officer can make to our success, such as in the critical role of executing our business and/or acquisition strategies;

•	the named executive officer’s expected progress toward goals within his or her area of responsibility;

•	the named executive officer’s past performance;

•	the named executive officer’s experience and level of responsibility;

•	our retention objectives for the named executive officer;

•	the growing complexity of our business resulting in increased workloads and responsibilities for our named executive officers, particularly in light of our acquisition strategy;

•	the appropriate mix of compensation (i.e., short-term versus long-term, fixed versus variable) for the named executive officer;

•	Mr. Ellison’s strong support for his executive team;

•	as it related to stock options:

¡

the intrinsic (that is, “in-the-money”) value of outstanding, unvested stock options held by the named executive officer and the degree to which such value supports our retention objectives for him or her; and

¡	the relative size of the stock options granted to the individuals in similar positions at the companies in our peer group; and

•	as it related to approving actual bonus payouts under the Executive Bonus Plan:

¡	Oracle’s financial results for fiscal 2012, as described above under “Executive Summary—Fiscal 2012 Financial Highlights.”

The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and their weighting may vary among individual named executive officers.

Fiscal 2012 Compensation for Mr. Ellison, Chief Executive Officer

The Compensation Committee deliberated on and ultimately determined and approved Mr. Ellison’s compensation based on the collective subjective judgment of its members.

The Compensation Committee approved the following specific compensation amounts for Mr. Ellison in fiscal 2012 based on our executive compensation philosophy, including our objective of providing incentives for superior performance. Mr. Ellison was not present when the Compensation Committee took or deliberated over the following actions:

•

A stock option to purchase 7 million shares of Oracle common stock granted on June 29, 2011, with an exercise price of $32.43 per share, vesting 25% each year over a period of four years, which was consistent with the number of shares of Mr. Ellison’s stock option grant in the prior fiscal year and was intended to further align his interests with those of Oracle’s other stockholders.

•

A target cash bonus opportunity under the Executive Bonus Plan equal to 0.325% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Ellison’s multiplier was determined at the beginning of fiscal 2012 and was reduced from 0.370% (a reduction of approximately 12%) to lower his potential bonus payout in light of the expected growth in our non-GAAP pre-tax profits during fiscal 2012.

•	Maintained his base salary at $1 per year.

In setting Mr. Ellison’s bonus opportunity and stock option award, the Compensation Committee determined that the compensation paid to Mr. Ellison should be greater than that paid to our other named executive officers, because he is not only our CEO with overall responsibility for our business strategy, operations and corporate vision, he is also our founder who has guided Oracle for more than 30 years and who the Compensation Committee believes is vital to our success going forward. The Compensation Committee recognizes that Mr. Ellison has a significant equity interest in Oracle, but believes he should still be eligible for an annual compensation package because of his active and vital role in our operations, strategy and growth.

Other Named Executive Officers’ Fiscal 2012 Compensation

For fiscal 2012, Mr. Ellison provided the Compensation Committee with his recommendations with respect to the proposed compensation for our other named executive officers. The Compensation Committee reviewed and gave considerable weight to Mr. Ellison’s recommendations because of his direct knowledge of our other named executive officers’ performance and contributions. Nonetheless, the Compensation Committee ultimately used the collective subjective judgment of its members to determine the size of each stock option grant, the target cash bonus opportunities and base salaries for the named executive officers.

Fiscal 2012 Compensation for Ms. Catz, President and Chief Financial Officer

The Compensation Committee approved the following compensation for Ms. Catz in fiscal 2012:

•

A stock option to purchase 5 million shares of Oracle’s common stock granted on June 29, 2011, with an exercise price of $32.43 per share, vesting 25% each year over a period of four years, which was consistent with the number of shares of Ms. Catz’s stock option grant in the prior fiscal year and was intended to further align her interests with those of Oracle’s stockholders.

•

A target cash bonus opportunity under the Executive Bonus Plan equal to 0.200% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Ms. Catz’s multiplier was determined at the beginning of fiscal 2012 and was reduced from 0.250% (a reduction of approximately 20%) to lower her potential bonus payout in light of the expected growth in our non-GAAP pre-tax profits during fiscal 2012.

•	An annual salary of $950,000.

In setting her target bonus opportunity and stock option award, the Compensation Committee determined that Ms. Catz’s compensation should be higher than the compensation paid to the other named executive officers (other than Messrs. Ellison and Hurd) in recognition of her significant role and responsibilities with Oracle. As our President, Ms. Catz not only assists Mr. Ellison with setting our overall business and acquisition strategy but also executes that strategy. As our Chief Financial Officer, Ms. Catz has oversight and responsibility for the accuracy and integrity of our financial results.

Fiscal 2012 Compensation for Mr. Hurd, President

When Oracle hired Mr. Hurd in 2010, the Compensation Committee approved stock option grants of 5 million shares of Oracle common stock in each of the first five years (including fiscal 2012) after his joining us subject to his remaining in his current role at Oracle.

The Compensation Committee also approved the following compensation for Mr. Hurd in fiscal 2012:

•

A target cash bonus opportunity under the Executive Bonus Plan equal to 0.200% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Hurd’s multiplier was determined at the beginning of fiscal 2012 and was reduced from 0.250% (a reduction of approximately 20%) to lower his potential bonus payout in light of the expected growth in our non-GAAP pre-tax profits during fiscal 2012.

•	An annual base salary of $950,000.

The Compensation Committee determined at the time of his being hired and again in fiscal 2012 that the compensation described above was reasonable and appropriate because of Mr. Hurd’s significant responsibilities as a President of Oracle reporting directly to our CEO, Mr. Ellison. In this role, Mr. Hurd is responsible for worldwide sales and marketing, consulting, support and Oracle’s industry-specific global business units, and he acts as a primary contact for our customers.

Fiscal 2012 Compensation for Mr. Kurian, Executive Vice President, Product Development

The Compensation Committee approved the following compensation for Mr. Kurian in fiscal 2012:

•

A stock option to purchase 4 million shares of Oracle’s common stock granted on June 29, 2011, with an exercise price of $32.43 per share, vesting 25% each year over a period of four years, which was consistent with the number of shares of Mr. Kurian’s stock option grant in the prior fiscal year and was intended to further align his interests with those of Oracle’s stockholders.

•

A target cash bonus opportunity under the Executive Bonus Plan equal to 0.175% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Kurian’s multiplier was reduced from 0.200% (a reduction of approximately 13%) to lower his potential bonus payout in light of the expected growth in our non-GAAP pre-tax profits during fiscal 2012.

•	An annual base salary of $800,000.

The Compensation Committee approved this compensation package based on its determination that Mr. Kurian makes significant and important contributions to Oracle’s overall software development and strategy, including those related to our Fusion and Cloud products and services.

Fiscal 2012 Compensation for Mr. Fowler, Executive Vice President, Systems

The Compensation Committee approved the following compensation for Mr. Fowler in fiscal 2012:

•	A stock option to purchase 2 million shares of Oracle’s common stock granted on June 29, 2011, with an exercise price of $32.43 per share, vesting 25% each year over a period of four years.

•	A target cash bonus opportunity under the Executive Bonus Plan with a target of $2.3 million.

•	An annual base salary of $700,000.

In addition to the factors described above, the Compensation Committee approved this compensation based on its determination that Mr. Fowler makes significant and important contributions to Oracle’s overall hardware systems development and strategy.

As was previously noted, Mr. Fowler did not receive any bonus under the Executive Bonus Plan in fiscal 2012.

Other Factors in Setting Executive Compensation

Compensation Consultant

The Compensation Committee selected and directly engaged Compensia as its compensation advisor for fiscal 2012 to provide insights and market data on executive and director compensation matters, both generally and within our industry. Compensia also assisted the Compensation Committee with a comparison of our executive compensation policies and practices against a group of peer companies (as identified below) and with reviewing the annual risk assessment of our compensation policies and practices applicable to our named executive officers and other employees. Compensia did not determine or recommend any amounts or levels of our executive compensation for fiscal 2012.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Compensia, Compensia reports directly to the Compensation Committee and Compensia did not provide any other services to Oracle during fiscal 2012. Our CEO did not meet with representatives of Compensia nor did he consult with management’s outside compensation consultant on any of these executive compensation matters for fiscal 2012.

Peer Company Executive Compensation Comparison

While we set overall target compensation significantly above the average compensation level of the selected companies to which we annually compare our executive compensation program, achieving our target compensation levels requires successful performance by our named executive officers, both collectively and individually. While the Compensation Committee considers executive pay information drawn from a group of peer companies (as determined below) and from the Radford 2011 Executive Compensation Survey when setting executive compensation levels at Oracle, it does not target total compensation or any individual compensation element at a specific level or attempt to attain a specified target percentile within the data drawn from the peer group to determine executive compensation.

The Compensation Committee, in consultation with Compensia, annually establishes a group of peer companies, which are generally in the technology sector, for comparative purposes based on a number of factors, including:

•	their size and complexity;

•	their market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

•

the structure of their executive compensation programs (including the extent to which they rely on bonuses and other variable, performance-based compensation) and the availability of information about these programs.

For fiscal 2012, the companies comprising the peer group consisted of:

Accenture plc	EMC Corporation	Microsoft Corporation
Amazon.com, Inc.	Google Inc.	Research in Motion
Apple Inc.	Hewlett-Packard Company	QUALCOMM Incorporated
Cisco Systems, Inc.	Intel Corporation	SAP AG
Dell Inc.	International Business	Texas Instruments Incorporated
eBay Inc.	Machines Corporation

Tax and Accounting Considerations

In evaluating potential compensation alternatives, the Compensation Committee considers the possible impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers unless, among other things, such compensation is performance-based and has been approved by stockholders. Generally, we design our executive compensation program, including our Executive Bonus Plan and our stock option grants, to be eligible for deductibility to the extent permitted by Section 162(m) of the Code and the relevant income tax regulations. We may from time to time, however, pay compensation to our named executive officers that may not be deductible if the Compensation Committee believes that doing so is in the best interests of Oracle and our stockholders.

In fiscal 2012, the annual performance cash bonuses paid under the Executive Bonus Plan to our named executive officers and our stock option grants were structured with the intent that they qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and we expect them to be fully deductible.

Accounting considerations also play an important role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our stock option grants (that is, the value of our stock options based on GAAP), which reduces the amount of our reported profits. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number and the fair values of the stock options that are granted each year.

Other Compensation Policies

Stock Ownership Guidelines

As discussed in greater detail under the heading “Corporate Governance—Corporate Governance Guidelines—Stock Ownership Guidelines for Directors and Senior Officers” included elsewhere in this proxy statement, our executive officers are required to own a specified number of shares of Oracle common stock. Under the Stock Ownership Guidelines approved in July 2011, within five years our named executive officers must own the following number of shares of Oracle common stock:

Title	Minimum Number of Shares
Chief Executive Officer	250,000
Presidents	100,000
Executive Vice Presidents who are Section 16 Officers	50,000
All other Executive Vice Presidents	25,000
All other Section 16 Officers	10,000

The purpose of the Stock Ownership Guidelines is to more closely align the interests of our executive officers with the interests of our other stockholders through good and bad economic times. In addition, the Stock Ownership Guidelines are designed to strengthen the link between our long-term performance and executive compensation.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Bruce R. Chizen, Chair George H. Conrades Naomi O. Seligman

Dated: September 7, 2012

Summary Compensation Table

The following table provides summary information concerning cash, equity and other compensation awarded to, earned by, or paid to the following “named executive officers”:

(i)	Lawrence J. Ellison, Chief Executive Officer;
(ii)	Safra A. Catz, President and Chief Financial Officer; and
(iii)	Mark V. Hurd, President; Thomas Kurian, Executive Vice President, Product Development; and John F. Fowler, Executive Vice President, Systems.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
Lawrence J. Ellison	2012	1	—	90,693,400	3,918,663	1,548,632	96,160,696
Chief Executive Officer	2011	1	—	62,668,200	13,341,994	1,549,625	77,559,820
	2010	250,001	—	61,946,500	6,453,254	1,493,320	70,143,075
Safra A. Catz	2012	950,000	—	48,315,500	2,411,485	18,757	51,695,742
President and Chief Financial Officer	2011	912,500	—	32,151,000	9,014,861	17,526	42,095,887
	2010	800,000	—	31,744,500	3,871,953	17,914	36,434,367
Mark V. Hurd	2012	950,000	—	48,315,500	2,411,485	20,638	51,697,623
President	2011	698,106	2,000,000	68,349,000	7,299,368	16,066	78,362,540
Thomas Kurian	2012	800,000	—	33,190,000	2,110,049	11,835	36,111,884
Executive Vice President, Product Development	2011	800,000	—	25,720,800	7,211,889	11,106	33,743,795
	2010	780,114	—	23,809,600	3,871,953	11,480	28,473,147
John F. Fowler	2012	700,000	—	16,595,000	—	18,173	17,313,173
Executive Vice President, Systems

(1)

As required by SEC rules, the amounts reported in this column represent the aggregate grant date fair value of the stock options granted during the relevant fiscal years computed in accordance with FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Please refer to “Compensation Discussion and Analysis—Long-term Incentive Compensation—Stock Options” included elsewhere in this proxy statement for a discussion of these awards. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2012.

(2)	For fiscal 2012, the amounts reported in this column include:

(a)

Company matching contributions under the 401(k) Plan of $5,100 for Messrs. Ellison, Hurd and Fowler, and Ms. Catz. Similar to our other employees, named executive officers are eligible to participate in our 401(k) Plan and we match 50% of an eligible salary deferral up to the first 6% of such deferrals, not to exceed $5,100 in a calendar year and subject to a vesting schedule.

(b)

Flexible credits used toward cafeteria-style benefit plans, including life insurance and long-term disability benefits, in the amount of $6,112 for Mr. Ellison, $13,400 for Ms. Catz, $15,538 for Mr. Hurd, $11,578 for Mr. Kurian and $12,817 for Mr. Fowler.

(c)

Security-related costs and expenses of $1,535,926 for Mr. Ellison’s residence. Pursuant to a residential security program for Mr. Ellison, as described in “Compensation Discussion and Analysis—Elements of Our Compensation Program—Perquisites and Other Personal Benefits—Residential Security,” Mr. Ellison is required to have home security. We believe these security costs and expenses are appropriate business expenses.

(d)

We have hired legal counsel to assist our executives with complying with reporting obligations under applicable laws in connection with their personal political campaign contributions. In fiscal 2012, Mr. Ellison received $1,494 in services, and Ms. Catz, Mr. Kurian and Mr. Fowler each received $256 in services.

(e)

The following may be deemed to be “personal benefits” for our named executive officers although there was no aggregate incremental cost to us during fiscal 2012: two of our named executive officers were accompanied by family members on an airplane leased by us for business trips. We lease the entire aircraft for business travel and are not charged for use of the aircraft based on the number of passengers. Therefore, we believe there is no aggregate incremental cost as a result of Messrs. Ellison and Hurd being accompanied by family members in fiscal 2012. However, in the interests of transparency, we estimate that this use resulted in a loss of a corporate income tax deduction in the amount of approximately $259,691 (which is not included in this column) for fiscal 2012.

Stock Options and Option Grant Administration

Our Board of Directors has designated the Compensation Committee as the administrator of our Amended and Restated 2000 Long-Term Equity Incentive Plan and the Directors’ Stock Plan. The Compensation Committee, among other things, selects award recipients under our Amended and Restated 2000 Long-Term Equity Incentive Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular subsidiaries or locations.

We have a policy of generally granting stock options on pre-established dates. The Compensation Committee holds regular meetings on a scheduled date each month to consider and approve stock option grants (other than the annual stock option grants described below), including grants to new hires and promoted employees. The Board has also delegated to an executive officer committee, consisting of our CEO, the authority to approve grants of stock options to acquire up to 100,000 shares of our common stock to non-executive officers and employees. The Compensation Committee and F&A Committee also monitor the dilution and overhang effects of our outstanding stock options in relation to the total number of outstanding shares of our common stock. We do not grant stock options in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on stock option grant dates.

Because we believe stock options are an important part of our compensation program, we also grant stock options on an annual basis to key employees, including our executive officers. The Compensation Committee approves these annual stock option grants during the ten business-day period following the second trading day after the announcement of our fiscal year-end earnings. We implemented this policy in an effort to make our annual stock option grants during the time when potential material information regarding our financial performance is most likely to be available to our stockholders and the market.

Grants of Plan-Based Awards During Fiscal 2012

The following table shows equity and non-equity awards granted to our named executive officers during the fiscal year ended May 31, 2012. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at 2012 Fiscal Year-End Table.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Option Awards (3) ($)
		Threshold ($)	Target ($)	Maximum ($)
Lawrence J. Ellison	6/29/11	—	—	—	7,000,000	32.43	90,693,400
	—	—	8,399,818	15,000,000	—	—	—
Safra A. Catz	6/29/11	—	—	—	5,000,000	32.43	48,315,500
	—	—	5,169,119	10,338,238	—	—	—
Mark V. Hurd	6/29/11	—	—	—	5,000,000	32.43	48,315,500
	—	—	5,169,119	10,338,238	—	—	—
Thomas Kurian	6/29/11	—	—	—	4,000,000	32.43	33,190,000
	—	—	4,522,979	9,045,958	—	—	—
John F. Fowler	6/29/11	—	—	—	2,000,000	32.43	16,595,000
	—	—	2,256,027	4,512,055	—	—	—

(1)

The target and maximum plan award amounts reported in these columns are derived from our Executive Bonus Plan for fiscal 2012. The actual payout amounts for fiscal 2012 under the Executive Bonus Plan are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)	The stock options reported in this column were granted under our Amended and Restated 2000 Long-Term Equity Incentive Plan.

(3)

As required by SEC rules, the amounts reported in this column represent the aggregate grant date fair value of the stock options granted during fiscal 2012 computed in accordance with FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Please refer to “Compensation Discussion and Analysis—Long-term Incentive Compensation—Stock Options” included elsewhere in this proxy statement for a discussion of these awards. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

Our equity incentive program for our named executive officers consists exclusively of stock options. The following table provides information on the stock option and restricted stock unit holdings of our named executive officers as of May 31, 2012. This table includes all outstanding, unexercised and unvested stock options and restricted stock unit awards. Each outstanding stock option and restricted stock unit award is shown separately for each named executive officer.

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Lawrence J. Ellison	08/27/04	1,200,000	—	10.23	08/27/14	—	—
	06/20/05	6,000,000	—	12.34	06/20/15	—	—
	07/06/06	7,000,000	—	14.57	07/06/16	—	—
	07/05/07	7,000,000	—	20.49	07/05/17	—	—
	07/03/08	5,250,000	1,750,000	20.73	07/03/18	—	—
	07/02/09	3,500,000	3,500,000	21.04	07/02/19	—	—
	07/01/10	1,750,000	5,250,000	21.55	07/01/20	—	—
	06/29/11	—	7,000,000	32.43	06/29/21	—	—
Safra A. Catz	06/20/05	3,000,000	—	12.34	06/20/15	—	—
	07/06/06	4,000,000	—	14.57	07/06/16	—	—
	07/05/07	4,000,000	—	20.49	07/05/17	—	—
	07/03/08	3,750,000	1,250,000	20.73	07/03/18	—	—
	07/02/09	2,500,000	2,500,000	21.04	07/02/19	—	—
	07/01/10	1,250,000	3,750,000	21.55	07/01/20	—	—
	06/29/11	—	5,000,000	32.43	06/29/21	—	—
Mark V. Hurd	09/08/10	2,225,000	7,500,000	24.14	09/08/20	—	—
	06/29/11	—	5,000,000	32.43	06/29/21	—	—
Thomas Kurian	02/17/06	1,072,500	—	12.44	02/17/16	—	—
	07/03/08	—	625,000	20.73	07/03/18	—	—
	07/02/09	1,950,000	2,000,000	21.04	07/02/19	—	—
	07/01/10	1,000,000	3,000,000	21.55	07/01/20	—	—
	06/29/11	—	4,000,000	32.43	06/29/21	—	—
John F. Fowler	07/29/04	28,867	—	39.39	07/28/12	—	—
	07/28/05	28,867	—	40.02	07/27/13	—	—
	07/27/06	48,112	—	44.28	07/26/14	—	—
	07/31/07	32,716	8,179	53.01	07/30/17	—	—
	07/30/08	—	—	—	—	8,681(3)	229,783
	03/04/10	840,000	1,000,000	24.76	03/04/20	—	—
	06/29/11	—	2,000,000	32.43	06/29/21	—	—

(1)

These stock options vest or vested 25% per year over four years on each anniversary of the date of grant, except that the stock options of Mr. Fowler granted before 2010, which were granted originally by Sun Microsystems, Inc. (Sun) and assumed by Oracle upon its acquisition of Sun, vest or vested 20% per year over five years on each anniversary of the date of grant.

(2)	These stock awards consist of restricted stock units assumed in connection with our acquisitions. Our equity incentive program for our named executive officers consists exclusively of stock options.

(3)	The restricted stock unit awards of Mr. Fowler, which were originally granted by Sun and assumed by Oracle upon its acquisition of Sun, vest or vested 25% per year over four years.

Option Exercises and Vesting of Restricted Stock Units During Fiscal 2012

The following table sets forth information with respect to our named executive officers concerning the exercises of stock options and vesting of restricted stock unit awards during fiscal 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)($)
Lawrence J. Ellison	2,200,000	31,747,000	—	—
Safra A. Catz	700,000	12,399,205	—	—
Mark V. Hurd	275,000	1,611,500	—	—
Thomas Kurian	1,400,000	17,547,294	—	—
John F. Fowler	—	—	9,982	305,242

(1)

The value realized on exercise is calculated as the difference between the market price of the shares of our common stock at the time of exercise and the applicable exercise price of those stock options.

(2)

The value realized on vesting is calculated based on the market price of the shares of our common stock on the date of vesting. These consist of restricted stock unit awards originally granted by Sun and assumed by Oracle upon its acquisition of Sun.

Non-qualified Deferred Compensation

Employees (including our named executive officers) earning an annual base salary of $185,000 or more are eligible to enroll in our Deferred Compensation Plan. Under the Deferred Compensation Plan, employees may elect to defer annually the receipt of a portion of their compensation and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. Participants may elect to defer base salary, bonus and commissions earned during a given year. The maximum amount of compensation permitted to be deferred is the amount remaining after all deductions for other benefits and taxes are first deducted from the gross payment. Participants may defer payment until age 59 1/2 or until termination of employment, subject to earlier payment in the event of a change-in-control of Oracle or death. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years.

Participating employees may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in our Deferred Compensation Plan are identical to the investment options in our 401(k) Plan.

The table below provides information on the non-qualified deferred compensation of our named executive officers in fiscal 2012.

Name	Executive Contributions in FY 2012 ($)	Registrant Contributions in FY 2012 ($)	Aggregate Earnings in FY 2012 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FY 2012-end ($)
Lawrence J. Ellison	—	—	(481,100)	—	12,170,375
Safra A. Catz	—	—	—	—	—
Mark V. Hurd	—	—	—	—	—
Thomas Kurian	—	—	—	—	—
John F. Fowler	—	—	—	—	—

Potential Payments Upon Termination or Change-in-Control

Typically, we have entered into an employment offer letter with each of our named executive officers upon hire that provides the executive is employed “at will”. None of these employment offer letters with our named executive officers provide for payments or benefits upon a termination of employment or in connection with a change-in-control of Oracle, other than our broad-based equity plan described below.

Double-Trigger Change-in-Control Benefits Under our Equity Plan

The vesting of all outstanding stock options under our Amended and Restated 2000 Long-Term Equity Incentive Plan, including those held by our named executive officers, will accelerate if:

•	Oracle is acquired; and

•	the stock options are not assumed, or if the stock options are assumed and the optionee’s employment is terminated without cause within 12 months following the acquisition.

The following table provides information on the intrinsic value as of May 31, 2012 of the unvested “in-the-money” stock options held by our named executive officers (and in the case of Mr. Fowler, restricted stock unit awards) which would accelerate under the circumstances described in the preceding paragraph. The intrinsic value of the stock options is calculated as the number of unvested shares multiplied by the spread, i.e., the amount by which the market value of our common stock on May 31, 2012 ($26.47 per share) exceeded the exercise price of the related stock option. The value of Mr. Fowler’s restricted stock unit awards is the market value of our common stock on May 31, 2012 ($26.47 per share) multiplied by the number of unvested restricted stock units.

Potential Double-Trigger Change-in-Control Benefits as of May 31, 2012
Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison	54,880,000
Safra A. Catz	39,200,000
Mark V. Hurd	17,475,000
Thomas Kurian	29,207,500
John F. Fowler	1,939,783

Equity Compensation Plan Information

The following table summarizes information, as of May 31, 2012, regarding our equity compensation plans.

	May 31, 2012 (in millions, except price data)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Restricted Stock Units, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)(1)
Equity compensation plans approved by stockholders	402	22.87		466	(2)
Equity compensation plans not approved by stockholders (3)	23	15.76		—

Total	425	22.49	(4)	466

(1)	These numbers exclude the shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights.”

(2)

This number includes approximately 398 million shares available for future issuance under the Amended and Restated 2000 Long-Term Equity Incentive Plan, approximately 1 million shares available for future issuance under the Directors’ Stock Plan, and approximately 67 million shares available for future issuance under the ESPP.

(3)

These stock options and restricted stock units were assumed in connection with our acquisitions. No additional awards were or can be granted under the plans under which these awards were originally issued.

(4)

Of the approximately 425 million securities to be issued, approximately 422 million reflects securities to be issued upon exercise of outstanding stock options with a weighted average exercise price of $22.66 and a weighted average remaining contractual life of 6.74 years. The remaining portion represents restricted stock units, which have no purchase price.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2012

The Finance and Audit Committee (the “F&A Committee”) has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2012.

The F&A Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees” as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The F&A Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the F&A Committee concerning independence and the F&A Committee has discussed the independence of Ernst & Young LLP with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2012, for filing with the Securities and Exchange Commission.

Submitted by:	Donald L. Lucas, Chair
Michael J. Boskin, Vice Chair
H. Raymond Bingham

Dated: June 26, 2012

TRANSACTIONS WITH RELATED PERSONS

We occasionally enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons has a direct or indirect material interest. As set forth in the charter for the Independence Committee which is posted on our website at www.oracle.com/goto/corpgov, the Independence Committee reviews and approves each individual related person transaction exceeding $120,000, including material amendments thereto.

To be approved, the Independence Committee must be informed or have knowledge of:

•	the related person’s relationship or interest; and

•	the material facts of the proposed transaction, and any material amendments thereto.

The proposed transaction, and any material amendments thereto, must be on terms that, when taken as a whole, are fair to us.

We annually survey our directors and executive officers to identify any entities they are affiliated with that may enter into a transaction with us that would require disclosure as a related person transaction. We prepare a list of related person entities, which we post internally for reference by our sales force and our purchasing groups. We also periodically review and update this list with Mr. Ellison’s advisors, as almost all of the entities on this list are direct or indirect investments of Mr. Ellison. Potential transactions are compared against this list by management to determine if they require review and approval by the Independence Committee. With respect to sales of products and services, we also compare transactions posted to our general ledger against this list to determine if any related person transactions occurred without pre-approval and the reason pre-approval was not obtained, whether inadvertent or otherwise.

For sales of products and services to be approved by the Independence Committee, we provide the Independence Committee with data indicating that the proposed discounts and terms are consistent with the discounts and terms provided to unrelated customers. For purchases, we provide the Independence Committee with data points showing that the rates or prices are comparable to the rates or prices we could have obtained from an unrelated vendor.

Mr. Ellison has entered into a written price protection agreement with us that applies to any related person transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and which we enter into a transaction while Mr. Ellison is one of our executive officers or Chairman of our Board of Directors. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither an executive officer of Oracle nor Chairman. The Independence Committee may approve certain other transactions where it can conclude that such transactions are otherwise on terms that were fair to us.

The Independence Committee also reviews and monitors on-going relationships with related persons to ensure they continue to be on terms that are fair to us. On an annual basis, the Independence Committee receives a summary of all transactions with related persons, including transactions that did not require approval. Total related person transaction revenues and operating expenses were each 0.01% of our total revenues and operating expenses in fiscal 2012.

Sales of Products and Services

In the ordinary course of our business, we have sold products and services to companies in which Mr. Ellison directly or indirectly has a controlling interest. For fiscal 2012, the total amount of all purchases by these companies was approximately $4.1 million. The following list identifies which of these companies purchased more than $120,000 in products and services from us in fiscal 2012. Services, such as software license updates and product support, which were paid for in fiscal 2012 may be provided by us in future fiscal years.

•	LeapFrog Enterprises, Inc. purchased approximately $1.5 million in new software licenses, hardware systems, support and education; and

•	NetSuite, Inc. purchased approximately $2.6 million in new software licenses and support.

Purchases of Goods and Services

We occasionally enter into transactions, other than the sale of products and services, with companies in which Mr. Ellison, directly or indirectly, has a controlling interest.

•

In fiscal 2012, we leased aircraft and purchased services in excess of $120,000 from Wing and a Prayer, Inc., a company owned by Mr. Ellison. The aggregate payment amount for our use of the aircraft in fiscal 2012 was approximately $1.7 million. The Independence Committee has determined that the amounts billed for our use of the aircraft and pilots are at or below the market rate charged by third-party commercial charter companies for similar aircraft.

•	In fiscal 2012, we paid NetSuite, Inc. approximately $208,000 for services primarily related to companies we acquired that previously used NetSuite’s software offerings.

•

In fiscal 2012, we paid Desert Champions, LLC, a company owned by Mr. Ellison, approximately $533,000 in advertising and marketing-related costs in connection with the 2012 BNP Paribas Open tennis tournament.

Acquisition of Pillar Data Systems, Inc.

On July 18, 2011, we acquired all of the issued and outstanding equity interests of Pillar Data Systems, Inc. (“Pillar Data”), a company that develops and sells enterprise storage systems solutions, pursuant to an agreement and plan of merger dated as of June 29, 2011 (the “Merger Agreement”) in exchange for which the equity holders of Pillar Data received rights to contingent cash merger consideration as described below and subject to certain conditions (the “Earn-Out”). Prior to this acquisition, Pillar Data was directly and indirectly majority-owned and controlled by Mr. Ellison and was a debtor of an affiliate of Mr. Ellison. An affiliate of Mr. Ellison has a preference right to receive the first approximately $565 million of the Earn-Out, if any, and Mr. Ellison and his affiliates have rights to 55% of any amount of the Earn-Out that exceeds such $565 million. We did not make any upfront payments to Pillar Data or any of its stockholders, including Mr. Ellison, or option holders, when we completed this acquisition.

The Earn-Out will be calculated with respect to a three-year period that commenced with our second quarter of fiscal 2012 (which ended on November 30, 2011) and will conclude with our first quarter of fiscal 2015 (the “Earn-Out Period”). The Earn-Out will be an amount (if positive) calculated based on the product of (i) the difference between (x) future revenues generated from the sale of certain Pillar Data products during the last four full fiscal quarters of Oracle during the Earn-Out Period minus (y) certain losses associated with certain Pillar Data products incurred over the entire Earn-Out Period, multiplied by (ii) three (3). We have the right to reduce the Earn-Out by the amount of any indemnification claims we may have under the Merger Agreement. We do not expect the amount of the Earn-Out or its potential impact will be material to our results of operations or financial position.

The Independence Committee led the negotiation and reviewed the terms of this transaction as required by its charter and Oracle’s Conflict of Interest Policy for Senior Officers. The Independence Committee engaged its own separate legal counsel, as well as its own separate financial advisor, which provided a fairness opinion in connection with this transaction. After internal discussions and deliberations from which Mr. Ellison recused himself, the Independence Committee and, based upon the recommendation of the Independence Committee, the independent members of Oracle’s Board of Directors, unanimously approved the terms of this transaction as fair to Oracle and determined that the transaction was in the best interests of Oracle and its stockholders. Per the terms negotiated by the Independence Committee: (i) the amount of any Earn-Out to be paid by us in the future will be determined by the Independence Committee in its sole discretion absent any arithmetic error, (ii) there is no duty for Oracle or the Independence Committee to ensure the Earn-Out will result in a payment to any Pillar Data stockholders or option holders, including Mr. Ellison; and (iii) the operation and management of the Pillar Data business during the Earn-Out Period is in the sole and absolute discretion of Oracle with oversight from the Independence Committee.

LEGAL PROCEEDINGS

Various stockholder derivative lawsuits have been filed against Oracle and certain former and current directors of Oracle in connection with a qui tam lawsuit that had been filed against Oracle in the United States District Court for the Eastern District of Virginia. The qui tam action alleged that Oracle made false statements to the General Services Administration (GSA) in 1997-1998 while negotiating its GSA contract, among other claims. Oracle settled this action without admitting liability, and the case was dismissed on October 11, 2011. Thereafter the following stockholder derivative actions have been filed, claiming that the named officer and director defendants were responsible for certain alleged conduct in the qui tam action and thereby exposing Oracle to reputational damage, monetary damages and costs and asserting claims for breach of fiduciary duty, abuse of control and unjust enrichment: on August 2, 2010, a stockholder derivative lawsuit was filed in the United States District Court for the Northern District of California; on August 19, 2010, a similar stockholder derivative lawsuit was filed in California Superior Court, County of San Mateo; and on September 8, 2011, another stockholder derivative lawsuit was filed in the United States District Court for the Northern District of California. The first two derivative actions were consolidated, but pursuant to a motion by Oracle, they were dismissed on November 11, 2011, with leave to plaintiffs to amend. No amended complaint has been filed.

The parties in the derivative actions discussed above have agreed to mediate all disputes, and the parties have stipulated to a stay of further proceedings in the trial court for each of these actions. On June 5, 2012, the parties met with a mediator, and since that time, have continued to discuss a potential resolution.

On September 30, 2011, a stockholder derivative lawsuit was filed in the Delaware Court of Chancery and a second stockholder was permitted to intervene as a plaintiff on November 15, 2011. The derivative suit is brought by two alleged stockholders of Oracle, purportedly on Oracle’s behalf, against our current directors, including against our Chief Executive Officer as an alleged controlling stockholder. Plaintiffs allege that Oracle’s directors breached their fiduciary duties in agreeing to purchase Pillar Data Systems, Inc. at an excessive price. Plaintiffs allege breach of fiduciary duty, aiding and abetting breach of fiduciary duty, waste of corporate assets and unjust enrichment. Plaintiffs seek an injunction of the Pillar Data transaction, rescission of the Pillar Data transaction, disgorgement of our Chief Executive Officer’s alleged profits and other declaratory and monetary relief. On February 29, 2012, defendants filed a motion to dismiss the amended complaint, and a hearing on this motion was held on August 22, 2012. The court dismissed all claims without prejudice against two of our directors and dismissed with prejudice plaintiffs’ claims for breach of the fiduciary duty of care, but ruled that all other claims for breach of fiduciary duty remain in the case. The court also dismissed with prejudice plaintiffs’ claims for aiding and abetting breach of fiduciary duty, waste of corporate assets and unjust enrichment. The court further dismissed with prejudice plaintiffs’ requests for relief, other than their request for monetary relief and for costs and expenses incurred in this action. The parties will submit a proposed case management order by October 1, 2012.

While the outcome of the derivative litigations noted above cannot be predicted with certainty, we do not believe that the outcome of any of these matters, individually or in the aggregate, will result in losses that are materially in excess of amounts already recognized, if any.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended May 31, 2012, all the Reporting Persons complied with all applicable filing requirements.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Finance and Audit Committee” and the “Report of the Compensation Committee” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to be named in this proxy statement and to serve if elected. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Directors

The following directors are being nominated for election by our Board, including our Chief Executive Officer and our other executive officers on our Board: Jeffrey S. Berg, H. Raymond Bingham, Michael J. Boskin, Safra A. Catz, Bruce R. Chizen, George H. Conrades, Lawrence J. Ellison, Hector Garcia-Molina, Jeffrey O. Henley, Mark V. Hurd, Donald L. Lucas and Naomi O. Seligman.

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, please see “Board of Directors—Nominees for Directors” included elsewhere in this proxy statement.

Required Vote

Directors are elected by a plurality of votes cast. Our majority voting policy for directors in our Corporate Governance Guidelines states that in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee shall tender his or her resignation following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Full details of our majority voting policy for directors are set forth in our Corporate Governance Guidelines, available at www.oracle.com/goto/corpgov.

The Board of Directors recommends a vote

FOR the election of each of the nominated directors.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with a non-binding, advisory vote on the compensation paid to our named executive officers.

We believe our results-aligned executive compensation program is beneficial to both the long-term growth of our company and to the interests of our stockholders. In deciding how to vote on this proposal, we urge you to consider the following factors, all of which are described in detail under “Executive Compensation—Compensation Discussion and Analysis” included elsewhere in this proxy statement:

•	Our named executive officers are rewarded only if they are successful in achieving our two primary business objectives:

¡	Improving profitability—which, for our CEO and Presidents, is measured by year-over-year growth in our non-GAAP pre-tax profits for Oracle as a whole.

¡	Increasing our stock price over a long-term period.

•

We recognize that the total compensation opportunities for our named executive officers are significantly above the average of our peer group. However, they realize most of this compensation only if they succeed in achieving the primary business objectives described above.

¡	If our stock price does not increase over time, they realize little or no value from their stock options.

¡	If our financial performance does not significantly improve over the prior year, their cash bonuses will decrease.

•

For fiscal 2012, performance-based compensation comprised an average of approximately 98% of our named executive officers’ total compensation (as reported in the “Summary Compensation Table” for fiscal 2012 under the required SEC reporting methodology), as follows:

¡

An average of approximately 94% of their total compensation was awarded in the form of stock options, which require a sustained increase to our stock price to have any value and which become vested over four years. The stock options granted during fiscal 2012 had no value at fiscal 2012 year-end because our stock price had decreased.

¡

An average of approximately 4% of their compensation was paid as an annual cash bonus which was directly linked to improved financial performance. To receive a cash bonus, we require increasing profitability for any cash bonus payment. For fiscal 2012, although our profitability improved over the prior fiscal year and we believe that our financial performance was otherwise strong, our named executive officers received cash bonuses significantly below their target levels.

In addition, we believe the following features of our executive compensation program, all of which are explained in more detail under “Executive Compensation—Compensation Discussion and Analysis” included elsewhere in this proxy statement, are beneficial to our stockholders:

•	We do not have employment agreements or change-in-control agreements with our executive officers.

•	As of May 31, 2012, our weighted average annualized dilution rate from stock options is significantly lower than the rates at our peer companies.

•	We do not reprice underwater stock options.

•	We amended our Stock Ownership Guidelines during fiscal 2011 to significantly increase the number of shares of Oracle stock that senior officers must own.

•	In July 2012, we adopted an interim clawback policy for our executive officers.

Our Compensation Committee evaluates our executive compensation policies and practices on an ongoing basis and modifies programs as necessary to address evolving practices. For additional information regarding our executive compensation program and the compensation paid to our named executive officers, please refer to “Executive Compensation” included elsewhere in this proxy statement.

Required Vote

We are asking our stockholders to indicate their support for the compensation of our named executive officers and our compensation philosophy as described in this proxy statement. You may vote “FOR” or “AGAINST” the following resolution, or you may “ABSTAIN.” This advisory vote on executive compensation will be approved if it receives the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at the Annual Meeting.

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in Oracle’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures that accompany the compensation tables.”

Your vote is advisory, and therefore not binding on Oracle, the Board or the Compensation Committee, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. Nevertheless, our Board and Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

The Board of Directors recommends a vote FOR

the advisory approval of Executive Compensation.

PROPOSAL NO. 3

APPROVAL OF INCREASE IN SHARES UNDER THE DIRECTORS’ STOCK PLAN

You are being asked to approve an amendment to Oracle’s Amended and Restated 1993 Directors’ Stock Plan (the “Directors’ Stock Plan”) to increase the number of shares of our common stock reserved for issuance thereunder by an additional 2,000,000 shares.

As further described below, the Directors’ Stock Plan provides for grants of equity awards to each non-employee director upon first becoming a director and thereafter on an annual basis, as well as grants for chairing or vice-chairing Board committees. The Directors’ Stock Plan does not have a term limit, but has a maximum number of shares that may be issued over time, which we are seeking to increase by the proposed amendment. As of August 31, 2012, an aggregate of 3,141,245 shares of our common stock were subject to options currently outstanding under the Directors’ Stock Plan and 587,830 shares of our common stock remained available for future issuance thereunder. In fiscal year 2012, 510,000 shares of our common stock were granted to non-employee directors and in fiscal year 2011, 491,250 shares of our common stock were granted to non-employee directors under the Directors’ Stock Plan. The purpose of the Directors’ Stock Plan is to provide equity incentives to non-employee directors in order to attract, motivate and retain qualified individuals for service on the Board, encourage their continued service on the Board, and incentivize them to accept leadership roles as chairs or vice chairs of Board committees. In addition, when combined with cash retainer fees, we believe such equity awards are an important means of compensation because they help align the interests of our non-employee directors with those of our stockholders. The availability of an adequate number of shares available for issuance under the Directors’ Stock Plan is an important factor in fulfilling these purposes.

If stockholders do not approve the increase in shares, we will continue to grant equity awards under the terms of the Directors’ Stock Plan as currently in effect and, as of August 31, 2012, only 587,830 shares of our common stock will remain available for issuance thereunder in the form of new grants.

The description that follows is an overview of the material provisions of the Directors’ Stock Plan and is qualified in its entirety by reference to the Directors Stock Plan attached hereto as Exhibit A.

Required Vote

Approval of the increase in shares under the Directors’ Stock Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at the Annual Meeting.

The Board of Directors recommends a vote

FOR approval of the increase in shares under the Directors’ Stock Plan.

Description of Directors’ Stock Plan

Administration. The Directors’ Stock Plan may be administered by the Board or by a committee appointed by the Board. The Board has designated the Compensation Committee (the “Committee”) as administrator of the Directors’ Stock Plan.

Eligibility. Awards may be granted under the Directors’ Stock Plan only to non-employee directors.

Exercise Price. The exercise price for an option granted under the Directors’ Stock Plan will be the fair market value of the shares of common stock covered by the option on the date the option is granted.

Shares Available for Issuance. If the increase in shares under the Directors’ Stock Plan is approved by our stockholders, an additional 2,000,000 shares would be available for issuance thereunder, in addition to the 587,830 shares available as of August 31, 2012. The shares underlying any equity award that expires, terminates, becomes unexercisable, or is forfeited for any reason will become available for future grant under the plan, and, as of August 31, 2012, there were 3,141,245 stock options currently outstanding under the plan.

Automatic Option Grants. The Directors’ Stock Plan provides for automatic grants of options to purchase shares of our common stock to our non-employee directors, as determined by the Board or Compensation Committee. Unless otherwise determined by the Board or Compensation Committee, the Directors’ Stock Plan provides for option grants to our non-employee directors as follows: (1) 60,000 shares for each director upon becoming a director; and (2) 45,000 shares to each such director on each May 31, if the director has served on the Board for at least six months. The Directors’ Stock Plan provides that, on each May 31, each of our non-employee directors who serves as chair or vice chair of certain committees of the Board, if such director has served on such committee for at least one year (or, in the case of the vice chair of the F&A Committee or chair of the Independence Committee, six months), will receive an option to purchase the following number of shares: Compensation Committee Chair—45,000 shares; Governance Committee Chair—15,000 shares; Independence Committee Chair—15,000 shares; F&A Committee Chair—45,000 shares; and F&A Committee Vice Chair—30,000 shares. Committee chairs who serve less than one year (or six months in the case of the vice chair of the F&A Committee or chair of the Independence Committee), will receive an option to purchase a pro rata amount of the foregoing shares based on the number of complete calendar months such director served on such committee during the past year (or the past six months in the case of the vice chair of the F&A Committee or chair of the Independence Committee).

Other Stock-Based Awards. Although to date we have granted only options under the Directors’ Stock Plan, the Board has the discretion to grant awards of restricted stock or other stock-based awards in lieu of the automatic option grants. The number of shares subject to any such stock award will be no more than the equivalent value of the options, as determined on any reasonable basis by the Board of Directors, which would otherwise have been granted under the applicable automatic option grant. The Board will determine the particular terms of any such stock awards at the time of grant, but the terms will be consistent with those of options, as described below, granted under the Directors’ Stock Plan with respect to vesting or forfeiture schedules and treatment on termination of status as a director. As is normally the case with restricted stock or similar awards, such stock-based awards are not likely to involve the payment of a purchase price for the underlying shares. No more than 1,800,000 shares may be used for grants of such stock awards under the Directors’ Stock Plan.

Vesting. Unless otherwise determined by the Board or Committee, each option will vest and become exercisable at the rate of 25% of the amount granted on each anniversary of the date of grant.

Term. Options granted under the Directors’ Stock Plan expire 10 years after the date of grant (unless a shorter period is approved by the Board or Committee), or earlier as described below.

Payment Upon Exercise. Payment of the exercise price of any option may be made by one of the following methods or any combination thereof: (1) by cash or check; (2) to the extent not prohibited by the Board or by applicable law, by a broker-assisted “same-day sale” of the shares; or (3) as otherwise determined by the Board and as permitted by law.

Termination of Status as Director. In the event an optionee ceases to be a director, each unexercised option held by the optionee will automatically terminate three months after the optionee ceases being a director, except that the Board may, in its sole discretion, extend such period by up to three months.

Death or Disability. In the event a director’s service terminates due to death or disability, any unexercised option generally will terminate six months following the date of death or disability.

Non-Transferability. During a director’s lifetime, an option may be exercised only by that director. No award may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, except that awards may be transferred to family members, trusts or charitable institutions to the extent permitted by the Committee.

Capital Changes. If the number of shares of common stock of Oracle is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of Oracle without consideration, the number of shares of common stock available under the Directors’ Stock Plan and the number of shares and the exercise price per share, as applicable, for each outstanding award will be proportionately adjusted, subject to any required action by the Board or stockholders of Oracle.

In the event of a dissolution or liquidation of Oracle, certain mergers involving Oracle, the sale of all the assets of Oracle, or certain similar transactions, all awards outstanding under the Directors’ Stock Plan will generally accelerate and become exercisable in full prior to, and expire upon consummation of, the transaction. In the event 50% or more of the outstanding voting securities of Oracle become beneficially owned by a person in a transaction or series of transactions expressly disapproved by the Board, then all options outstanding under the Directors’ Stock Plan will accelerate and become exercisable in full.

Termination and Amendment of Directors’ Stock Plan. The Directors’ Stock Plan will continue in effect until there are no shares remaining available for grant, except that the Board or the Committee may terminate the Directors’ Stock Plan earlier in its discretion. The Board or the Committee may amend the Directors’ Stock Plan, subject to stockholder approval where required by applicable law or regulation. The Board or the Committee may amend outstanding awards, except that any direct or indirect reduction of the exercise price of outstanding options would require stockholder approval. Any amendment or termination of the Directors’ Stock Plan may not impair the rights under any outstanding award without the consent of the award holder.

ERISA. The Directors’ Stock Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Federal Income Tax Consequences. The foregoing summary is intended only as a general guide to the material U.S. federal income tax consequences of the issuance and exercise of options under the Directors’ Stock Plan. It does not attempt to describe all possible federal or other tax consequences of particular or unique circumstances or the federal income tax consequences of the grant of any other award and the issuance of shares pursuant to such award. State, local and international tax treatment may vary from the federal income tax treatment. Options granted under the Directors’ Stock Plan are non-qualified stock options. An optionee granted an option with an exercise price at least equal to fair market value of the underlying common stock on the date of grant will not recognize any taxable income under U.S. federal tax law at the time he or she is granted a non-qualified stock option or when the option vests. However, upon exercise, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the option exercise price. Upon resale of shares acquired upon exercise of an option, any difference between the sale price and the optionee’s tax basis in the shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option) will be treated as capital gain (or loss). The optionee generally will receive long-term capital gains treatment on the sale if he or she holds the shares for more than one year. Oracle will be entitled to a tax deduction in the amount of the ordinary income recognized by the optionee upon exercise of the non-qualified stock option.

New Plan Benefits. As described above, only non-employee directors are eligible for the Directors’ Stock Plan. Grants to non-employee directors will be based on the formulas described above, as may be revised by the Committee from time to time. During fiscal 2012, we granted a total of 510,000 options to the non-employee directors, as more fully described under “Board of Directors—Director Compensation—Director Compensation for Fiscal 2012” included elsewhere in this proxy statement.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Finance and Audit Committee (the “F&A Committee”) has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2013. Representatives of E&Y will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

In deciding to engage E&Y, our F&A Committee reviewed, among other factors, auditor independence issues raised by commercial relationships we have with the other major accounting firms. We have no commercial relationship with E&Y that would impair their independence.

The F&A Committee reviews audit and non-audit services performed by E&Y, as well as the fees charged by E&Y for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the F&A Committee and its activities with E&Y can be found in the following sections of this proxy statement: “Board of Directors—Committees, Membership and Meetings” and “Report of the Finance and Audit Committee of the Board of Directors.”

Pre-approval Policy and Procedures. We have a policy that outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by E&Y. The current policy provides for (a) general pre-approval of audit-related services which do not exceed certain aggregate dollar thresholds approved by the F&A Committee, and (b) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds.

The term of any general pre-approval is twelve months from the date of pre-approval, unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by E&Y without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the U.S. Securities and Exchange Commission’s rules on auditor independence. The F&A Committee will also consider whether the independent auditor may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to re-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”

The F&A Committee pre-approved all audit and non-audit fees of E&Y during fiscal 2012.

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us for fiscal 2012 and 2011 by E&Y:

Fees	2012	2011
Audit Fees (1)	$20,735,056	$21,983,054
Audit Related Fees (2)	762,366	610,000
Tax Fees (3)	1,033,263	514,473
All Other Fees (4)	—	56,416

TOTAL FEES	$22,530,685	$23,163,943

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits or accounting consultations.

(2)

Audit related fees for fiscal 2012 and fiscal 2011 consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16, (formerly known as Statement of Auditing Standards No. 70 examinations) related to our managed cloud services businesses and acquired entities.

(3)	Tax fees for fiscal 2012 and 2011 consisted principally of transfer pricing related services as well as tax compliance and advisory services for Oracle and entities acquired by Oracle.

(4)	All other fees for fiscal 2011 consisted of training provided regarding International Financial Reporting Standards. No such fees were billed for fiscal 2012.

Required Vote

The ratification of the selection of E&Y requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors recommends a vote FOR the

ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL REGARDING MULTIPLE PERFORMANCE METRICS

The City of New York, Office of the Comptroller, as custodian and trustee of New York City Police Pension Fund and custodian of the New York City Board of Education Retirement System, Municipal Building, 1 Centre Street, New York, NY 10007, represented that each of the above mentioned fund and system beneficially owned more than $2,000 of Oracle’s common stock for more than one year, and notified us that a representative intends to present the proposal set forth in quotes below at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Stockholder Proposal for the reasons stated after the proposal.

“WHEREAS: The Business Roundtable urges companies to consider a variety of performance metrics, both qualitative and quantitative, in setting performance measures (Business Roundtable: “Executive Compensation, Principles and Commentary” January 2007);

WHEREAS: Mercer recommends, among a list of ten actions that companies should take in 2010 to “drive business performance, secure key talent and withstand public scrutiny”, that performance metrics “cover the range of relevant dimensions of performance” (“Achieving Executive Compensation Success in 2010”);

WHEREAS: The Conference Board Task Force on Executive Compensation (September 2009) recommends that a pay for performance program include an “appropriate mix” of performance metrics that has been evaluated for risk, assesses company and executive performance, and help to drive achievement of company and business strategy and sustainable performance;

WHEREAS: Many companies (two-thirds of the top 300 publicly traded companies) use multiple performance measures to set short-term incentive pay;

WHEREAS: Companies are increasingly using multiple performance measures to set long-term incentive pay- the number of companies using two or more metrics increased from 45.9% in 2008 to 48.8% in 2010 and the average number of metrics used is 1.68 (Equilar—“CEO Performance Metric 2010”)

WHEREAS: The Company awards annual cash bonus incentives based on a single absolute metric, non-GAAP pre-tax profits. The Company utilizes no metrics for long-term incentive, which is not performance-based;

WHEREAS: The Company received weak pay-for-performance and high compensation concern ratings from proxy agencies;

RESOLVED: Shareholders request that the Compensation Committee of the Board of Directors, in setting performance measures for top executives, include multiple weighted metrics that correctly reflect both individual and business accomplishments over an established multiyear period; and, excluding proprietary information, disclose to the shareholders any changes made in the basket of metrics during the multiyear period.

SUPPORTING STATEMENT

Performance metrics and targets may have contributed to excessive risk-taking, volatile compensation and the near-economic collapse. Choosing a single variable puts all the risk/reward in one variable. A diligently selected basket of variables, that is tested and validated for correlation between pay and performance, like an index, may help to moderate volatility and the tendency to take excessive risk.

Shareholders are concerned with Oracle’s compensation program. In spite of insiders owning almost a quarter of outstanding shares, Oracle’s advisory vote on pay received only 67% support in 2011. Its compensation program is poorly structured and is not significantly performance-driven. Only 17% of the CEO’s total compensation is performance-based and even this small portion is awarded based on the performance level achieved by a single metric, non-GAAP pre-tax profits. The Company gives out mega grants of stock options which constitute 80% of Named Executive Officers targeted compensation, and which simply vest with time and not on the achievement of performance hurdles.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 5

We oppose the adoption of this stockholder proposal because, despite the proponent’s statements to the contrary, we believe that our executive compensation program is significantly performance-driven. Consistent with our “results-oriented” philosophy and as described in further detail in the section entitled “Executive Compensation-Compensation Discussion and Analysis” included elsewhere in this proxy statement, in fiscal 2012, we continued to effectively link pay to performance by allocating a vast majority of our executive officers’ total compensation to performance-based vehicles, either in the form of annual performance cash bonuses (which require improved financial performance in the form of year-over-year growth before payment) or stock options (which require increased stock price to have value).

In fiscal 2012, performance-based cash bonuses comprised 4.1% of our CEO’s total compensation and an average of 4.4% of our other named executive officers’ total compensation as a group. In accordance with the terms of the Oracle Corporation Executive Bonus Plan (the “Executive Bonus Plan”) approved by our stockholders in 2010, actual payment of annual cash bonuses to our executive officers depends on the successful achievement of pre-established financial performance goals. Contrary to the proponent’s contentions, our Executive Bonus Plan is not designed to be based on a single absolute performance metric. In fact, our Compensation Committee carefully selects the appropriate performance metric or metrics for each individual participant based on the factor or factors they believe are most appropriate for measuring such participant’s performance.

After careful consideration, our Compensation Committee selected year-over-year growth in our non-GAAP pre-tax profit as the performance metric for determining the cash bonus awarded to each of our named executive officers in fiscal 2012. We believe that non-GAAP pre-tax profit is the single most appropriate metric for motivating these executives who have responsibility for the overall company and measuring their performance because it is the metric regularly used by our management internally to understand, manage and evaluate our business and operation decisions. In addition, non-GAAP pre-tax profit is determined by a number of important and underlying performance metrics such as revenues and operating expenses. We believe there are important advantages to focusing the senior management team on one, all-encompassing metric, which also reflects a variety of different and interrelated performance measures. However, as noted above, our Compensation Committee has selected and will continue to review appropriate performance metrics for each participant on an individualized basis and will continue to assess, for each participant, the appropriateness of measuring performance based on non-GAAP pre-tax profit on an annual basis. In addition, pursuant to the Executive Bonus Plan, all annual cash bonuses are subject to a specified cap and may be decreased in the Compensation Committee’s sole discretion.

In fiscal 2012, stock options comprised 94.3% of our CEO’s total compensation and an average of 93.4% of our other named executive officers’ total compensation as a group. Although the stock options we grant to executives are not subject to performance-based vesting, we consider these grants to be performance-based awards, designed to encourage executives to focus on continued long-term performance, align executives’ interests with those of our stockholders and mitigate incentives to take inappropriate or unnecessary risks. Executives receive only stock options (as opposed to other forms of equity compensation, such as restricted stock), which vest at 25% each year over a period of four years and have an exercise price equal to the price of our common stock on the grant date. As a result, our executives are motivated to create stockholder value and ensure that Oracle’s stock price continues to grow for several years because they only receive value from this component of their compensation if (1) Oracle’s stock price increases between the date of grant and the date of exercise (which benefits all stockholders) and (2) the executive remains employed by Oracle beyond the date their stock options vest.

In sum, we believe that our existing executive compensation program, with its emphasis on long-term incentive compensation in the form of stock options and on annual performance cash bonuses, achieves an appropriate balance between encouraging our senior executives to take actions that are consistent with our business strategy of constantly improving our performance and building long-term stockholder value and discouraging executives from taking inappropriate or unnecessary risks. Accordingly, we do not believe that the proponent’s policy provides a meaningful addition to our existing compensation practices.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 5.

Required Vote

The adoption of the Multiple Performance Metrics Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 5.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, represented that he has beneficially owned more than $2,000 of Oracle’s common stock for more than one year, and notified us that he intends to present the proposal set forth in quotes below at the Annual Meeting. Mr. Steiner has appointed Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 and/or Mr. Chevedden’s designee to act on his behalf relating to the proposed resolution. Mr. Steiner’s proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Stockholder Proposal for the reasons stated after the proposal.

“RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director. An independent director is a director who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings. To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

When a CEO serves as our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at four major U.S. companies in 2011.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

The Corporate Library, an independent research firm rated our company “D” with “High” governance risk, “Very High Concern” for executive pay -$77 million for our CEO Lawrence Ellison and “High Concern” for the qualifications of our directors.

Mr. Ellison’s 2011 paycheck included 7,000,000 market-priced stock options worth $62 million: However, recently appointed President Mark Hurd, former Hewlett-Packard CEO, received $78 million, surpassing our CEO. For Mr. Hurd, this included options worth $68 million. For both, options typically vested without additional performance-vesting conditions- and thus lacking financial incentive. In addition, our CEO received $13 million (compared to $6 million in 2010) in annual cash incentives while our President received $7 million. Finally, despite less than two years with our company, Mr. Hurd was entitled to a potential payment of $100 million for a change in control; Mr. Ellison was entitled to a potential payment of $229 million.

Seven of our directors were long tenured with 11 to 35 years tenure and three were age 73 to 82, which may indicate succession planning concerns. CEO Lawrence Ellison and Audit Committee Chair Donald Lucas both had over three decades of tenure; Executive Chairman Jeffrey Henley had 16 years, and CFO Safra Catz had 11 years. Additionally, four directors were insiders, our board did not have an independent chairman or lead director, and two directors served together on the Akamai Technologies board.

Messrs. Conrades, Seligman and Bingham received by far our highest negative votes and yet they occupied 5-seats on our most import [sic] board committees.

Please encourage our board to respond positively to this proposal for an Independent Board

Chairman - Yes on 6.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 6

Contrary to the proponent’s contentions, the roles of Chairman of the Board and Chief Executive Officer have been filled by separate individuals for the last eight years. Jeffrey O. Henley, who is an executive officer of Oracle and served as our Executive Vice President and Chief Financial Officer from 1991 to 2004, is our Chairman, and Lawrence J. Ellison is our Chief Executive Officer. The Board has carefully considered and approved the current Board and management structure of the company, and firmly believes that this structure is in the best interests of Oracle and its stockholders who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Henley, and our CEO, Mr. Ellison, from the strong oversight function of the Board’s independent directors, and from our effective corporate governance practices.

The Board believes that separation of the offices of Chairman and CEO is appropriate at this time because it allows our CEO to focus primarily on Oracle’s business strategy, operations and corporate vision. However, as described in further detail in our Corporate Governance Guidelines (the “Guidelines”), we do not have a formal policy mandating that the offices of Chairman and CEO continue to be separated. Our Board elects our Chairman and our CEO, and each of these positions may be held by the same person or may be held by different people. We believe it is important that the Board retain flexibility to determine whether the two roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time.

In addition, the Board believes it would be unwise and adverse to the interests of Oracle’s stockholders to adopt the proponent’s proposal, which would permanently disqualify current or former executive officers from serving as Chairman of the Board. At this time, the Board believes it is in the best interests of Oracle and its stockholders for Mr. Henley, who is an executive officer of Oracle, to serve as our Chairman, because we benefit from Mr. Henley’s 20 years with Oracle and his significant expertise and extensive knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide, which allows him to remain close to our customers and the technology industry, generally.

The Board believes that adopting a policy that requires an independent Chairman would unduly limit the Board in determining the leadership structure that is in the best interests of the Oracle and its stockholders at any particular point in time. The Board has deep knowledge of the strategic goals of the company, the unique opportunities and challenges it faces, and the various capabilities of our directors and senior management. Thus, rather than taking a “one-size fits all” approach to Board leadership, the Board is best positioned to determine the most effective leadership structure for Oracle.

Moreover, we do not believe that a policy requiring that the Chairman of the Board be an independent director is necessary to ensure that our Board provides independent and effective oversight of Oracle’s business and affairs. Such oversight is maintained at Oracle through the composition of our Board, the strong leadership of our independent directors and Board committees, and our highly effective corporate governance structures and processes already in place. As required by our Guidelines, each member of the Finance and Audit, Compensation, Nomination and Governance, and Independence Committees is “independent” in accordance with or as defined in the rules adopted by the SEC and NASDAQ, which ensures that oversight of critical matters such as the integrity of Oracle’s financial statements, the compensation of our executive officers, the selection and evaluation of directors and the development of corporate governance principles is entrusted to independent directors. The Board and each of its committees have unrestricted access to officers and employees of Oracle and have the authority to ask such questions and conduct investigations, and to retain legal, accounting, financial or other outside advisors, as they deem necessary or appropriate to fulfill their duties. In addition, as required by our Guidelines, our non-employee directors meet in executive sessions without management on a regular basis. While we do not have a policy mandating an independent lead director, we believe that a number of non-employee directors fulfill the lead director role at various times, including during executive sessions, depending upon the particular issues involved. As set forth in our Guidelines, on an annual rotating basis, the chairpersons of the Nomination and Governance Committee and the Compensation Committee serve as the presiding director at executive sessions.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 6.

Required Vote

The adoption of the Independent Board Chairman Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 6.

PROPOSAL NO. 7

STOCKHOLDER PROPOSAL REGARDING EQUITY RETENTION POLICY

The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, NY 10018, represented that it beneficially owned more than $2,000 of Oracle’s common stock for more than one year and has notified us that a representative intends to present the proposal set forth in quotes below at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Stockholder Proposal for the reasons stated after the proposal.

“RESOLVED: That shareholders of Oracle Corporation (the “Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age and to report to shareholders regarding the policy before the Company’s 2013 annual meeting of shareholders. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 75% of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

SUPPORTING STATEMENT:

We believe there is a link between shareholder wealth and executive wealth that correlates to direct stock ownership by executives. According to an analysis conducted by Watson Wyatt Worldwide, companies whose CFOs held more shares generally showed higher stock returns and better operating performance. (Alix Stuart, ‘Skin in the Game,’ CFO Magazine, March 1, 2008.)

Requiring senior executives to hold a significant portion of shares obtained through compensation plans as long as they are members of senior management would focus them on the Company’s long-term success and better align their interests with those of the Company’s shareholders. In the context of the ongoing financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to promote long-term, sustainable value creation. A 2009 report by the Conference Board Task Force on Executive Compensation stated that hold-to-retirement requirements give executives ‘an ever-growing incentive to focus on long-term stock price performance.’ (http://www.conferenceboard.org/pdf_free/ExecCompensation2009.pdf).

Our Company has stock ownership guidelines requiring named executive officers to own a specified number of shares of Oracle stock. As the Company notes in its 2011 proxy, “The purpose of the Stock Ownership Guidelines is to more closely align the interests of our senior officers with the interests of our other stockholders. In addition, the Stock Ownership Guidelines are designed to strengthen the link between our long-term performance and executive compensation.” We believe, however, that this policy does not go far enough to ensure that equity compensation builds executive ownership. We view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

Several major companies have already adopted this best practice, including Exxon Mobil, Citigroup, Goldman Sachs, and Morgan Stanley. We believe that shareholders of Oracle would benefit from the adoption of this practice and urge Oracle to join these companies and implement a retention requirement.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 7

We oppose the adoption of this stockholder proposal because we believe that the proposal is unnecessary and not in the best interests of our stockholders. Our stockholders have defeated substantially similar proposals during the last three years in a row with holders owning approximately 79% of our outstanding common stock who voted on this matter voting against this proposal each year.

Our Stock Ownership Guidelines were amended by the Governance Committee in July 2011 to significantly increase the number of shares of Oracle stock that senior officers must own. Under the new guidelines, our CEO must own at least 250,000 shares (up 50x from the prior guidelines) and each President must own at least 100,000 shares (up 20x from the prior guidelines). For details, please see “Corporate Governance—Corporate Governance Guidelines—Stock Ownership Guidelines for Directors and Senior Officers” and “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines” included elsewhere in this proxy statement. Our Stock Ownership Guidelines strike an appropriate balance between ensuring that our executives have a significant equity stake in the future of Oracle, while also allowing them to prudently manage their personal financial affairs while remaining employed by Oracle. We believe that the Equity Retention Proposal, with its high retention threshold and indefinite holding period, does not strike that balance.

The Board of Directors believes that it is extremely important to ensure that Oracle’s executive compensation program gives management an incentive to maximize long-term stockholder value. Our Compensation Committee designs the equity compensation component of our program specifically to align executive’s interests with those of our stockholders. The following features are included in our executive equity compensation to encourage our executives’ continuing interest in our long-term performance:

•

Executives’ options have a four-year vesting schedule, with 25% vesting each year following the grant date. Therefore, executives have a strong interest in ensuring that Oracle’s stock value continues to grow for several years.

•

Executives receive only stock options. Because they receive options with an exercise price equal to the fair market value of our stock price on the grant date, our executives have a significant downside risk to the value of their equity awards if the price of our stock falls in the long run and are motivated to create long-term growth in stockholder value that far outweighs any incentive related to the short-term price of our stock.

Together, these features result in executives realizing significant value from their equity compensation only if our stock price both rises and sustains its growth over time. Accordingly, we do not believe that the restrictions in this proposal provide a meaningful addition to our existing compensation practices, which already encourage executives to focus on long-term performance and align executives’ interests with those of stockholders, particularly when combined with our Stock Ownership Guidelines requiring significant ownership. Instead, we believe the adoption of this equity retention policy would result in an overemphasis on post-retirement compensation and undermine the effectiveness of our existing executive compensation programs. In fact, we believe that adoption of this policy could be seen as encouraging successful executives to leave employment in order to realize value on their equity holdings. We believe that our existing equity compensation policies enable our senior executives to realize value from their equity compensation while at the same time ensuring that they remain motivated to act in the interests of our long-term growth and financial success.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 7.

Required Vote

The adoption of the Equity Retention Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 7.

PROPOSAL NO. 8

STOCKHOLDER PROPOSAL REGARDING EQUITY ACCELERATION

UPON A CHANGE IN CONTROL OF ORACLE

Cornish F. Hitchcock, on behalf of the Amalgamated Bank’s LongView Large Cap 500 Index Fund, c/o Hitchcock Law Firm PLLC, 5505 Connecticut Ave, NW, No. 304, Washington, DC 20015, represented that the fund beneficially owned more than $2,000 of Oracle’s common stock for more than one year and notified us that a representative intends to present the proposal set forth in quotes below at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Stockholder Proposal for the reasons stated after the proposal.

“RESOLVED: The shareholders ask the board of directors to adopt a policy that if there is a change in control (as defined under any applicable equity incentive plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the board’s Compensation Committee, as administrator of the plan, may provide in an applicable grant or purchase agreement that any unvested award will vest on a pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine. For purposes of this Policy, “equity award” means an award granted under an equity incentive plan under Item 402 of the SEC’s Regulation S-K, which addresses executive compensation.

SUPPORTING STATEMENT

Oracle’s equity incentive plan allows senior executives to receive an accelerated award of unearned stock options under certain conditions after a change of control of the Company.

We agree that some form of severance payment may be appropriate in that situation, but we are concerned that Oracle’s current practices may permit windfall awards that have nothing to do with a senior executive’s performance.

According to Oracle’s August 2011 proxy, a change of control at the end of the 2011 fiscal year could have accelerated the vesting of over $600,000,000 million worth of unvested, in-the-money stock options to the five senior executives, with CEO Lawrence Ellison entitled to $229,127,500 of that sum.

We acknowledge that Oracle has a “double trigger” mechanism with respect to accelerated vesting of options, i.e., (a) there must be a change of control (as defined in the plan) and (2) the affected senior executive must be terminated without cause within 12 months after that change of control.

Even with this limitation, we disagree with the view that executives should receive significant compensation in that situation. We are unpersuaded [sic] that executives somehow “deserve” unvested awards because a change of control denies them the opportunity to earn their unvested shares. That is not “pay for performance.” Indeed, Oracle does not accelerate options vesting in other situations, e.g., if a senior executive is terminated without cause.

We accept that an affected executive may be eligible for accelerated vesting after a change of control on a partial, pro rata basis as of his or her termination date. Because the details of individual executives’ grant agreements may vary, and because one cannot predict the timing of any change of control or termination vis-àvis any deadline for measuring attainment of performance goals, the proposed policy would entrust the Compensation Committee with determining appropriate levels of any pro rata award.

Major corporations (and Oracle peers) have limitations on accelerated vesting of unearned equity. In December 2011 Hewlett-Packard adopted a similar policy that also provides for pro rata awards. Apple, Dell, Intel, IBM, Microsoft, Qualcomm, ExxonMobil, Chevron and Occidental Petroleum also pro rate or forfeit unearned equity.

We urge you to vote FOR this proposal.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 8

We oppose the adoption of this stockholder proposal because we believe that our current treatment of outstanding and unvested equity awards upon and following a change-in-control of Oracle serves the best interests of our stockholders by creating retention incentives and promoting alignment between the interests of our stockholders and our executive officers. Adoption of the proponent’s proposal would undermine these important objectives.

If Oracle is acquired, under our stockholder-approved Amended and Restated 2000 Long-Term Equity Incentive Plan, stock options granted to all employees, including our executive officers, will become fully vested only if either the stock options are not assumed or if the stock options are assumed and the optionholder’s employment is terminated without cause within 12 months after the acquisition. Other than this potential “double-trigger” acceleration of vesting of outstanding and unvested awards under our broad-based equity plan, which is a change-in-control related benefit provided to all employees who participate in the plan, none of our offer letters or other agreements with our executive officers provide payments or benefits in connection with a change-in-control of Oracle.

We believe that such double-trigger accelerated vesting upon a change-in-control is appropriate and in the best interests of our stockholders, and oppose the proponent’s proposal, for the following reasons:

•

A change-in-control does not immediately trigger accelerated vesting of awards. Instead, vesting is accelerated only if the retention purpose of the time-vested equity compensation is defeated, which occurs upon a change-in-control only for employees who lose their long-term incentive compensation opportunity because the acquiring company does not assume the awards or the employee is terminated without cause.

•

Failure to protect executives against potential forfeiture of all or a substantial portion of their equity awards (which is the largest component of their compensation) upon a change-in-control where such awards are not being assumed or the executive is terminated without cause would interfere with our ability to attract and retain talented executive personnel in a competitive market. Further, these terms encourage employees, including our executive officers (who are the most likely to be terminated in connection with a change-in-control), to remain with the company through a transaction while reducing uncertainty and distraction leading up to such an event. Compensia, Inc. recently researched the vesting acceleration practices in the event of a change-in-control for 52 technology companies in the San Francisco Bay Area with annual revenues of over $1.0 billion. Of those companies, 65% disclose the provision of 100% single- or double-trigger acceleration of equity awards for their CEO and 60% disclose the provisions of 100% single- or double-trigger acceleration of equity awards for all or certain other executive officers.

•

Double-trigger accelerated vesting is consistent with our “results-oriented” executive compensation philosophy and strengthens the link between long-term performance and executive pay. By allowing our executives to participate with stockholders in the value created by a change-in-control transaction (which we believe should be attributed, at least in part, to the efforts and talents of our executives) and preventing the loss of their incentive compensation where awards are not being assumed or the executive is terminated without cause, we believe that such acceleration aligns the interests of our executives with those of our stockholders and properly incentivizes our executives to remain objective, avoid conflicts of interest and stay focused on executing a strategic change that maximizes stockholder value in a change-in control-situation. Further, we believe that accelerated vesting upon termination without cause following a change-in-control is appropriate because such a termination is less likely to relate to an executive’s performance than a termination without cause prior to a change-in-control. If such accelerated vesting was not permitted for executives, or if the undefined pro-rated vesting of equity awards proposed by the proponent was implemented, we believe our executives could potentially be disincentivized by a transaction that creates value for our stockholders.

•

This double-trigger change-in-control benefit is provided to all employees who participate in our broad-based equity plan. The proponent’s proposal that executive officers be treated significantly worse than other employees who participate in the plan serves no legitimate stockholder interest and undermines the objectives discussed above for the individuals most at risk of departure during a potential change-in-control, particularly given the fact that our executive officers do not have cash severance packages.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 8.

Required Vote

The adoption of the Pro Rata Vesting Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 8.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Our bylaws contain procedures governing how stockholders can propose business to be considered at a stockholder meeting. The SEC has also adopted regulations (Rule 14a-8 under the Exchange Act) that govern the inclusion of stockholder proposals in our annual proxy materials. For a description of the procedures in our bylaws governing how stockholders can nominate candidates to our Board, see the section in this proxy statement titled “Corporate Governance—Nomination of Directors—Stockholder Nominations and Bylaw Procedures.” A description of the procedures governing the proposal of other business follows.

Notice Requirements. A stockholder must provide a brief description of the other business, along with the text of the proposal. The stockholder also must set forth the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Such notice must also contain information specified in our bylaws as to the proposal of other business, information about the stockholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal and to solicit proxies in support of it.

Notice Deadlines. Stockholder proposals for inclusion in our proxy materials relating to our 2013 Annual Meeting must be received by May 24, 2013 in accordance with Rule 14a-8.

If a stockholder wants to submit a proposal for the 2013 Annual Meeting but does not want to include it in our proxy materials, written notice of such stockholder proposal of other business must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. These deadlines are set forth in our bylaws. Therefore, if a stockholder wants to submit a proposal for the 2013 Annual Meeting but does not want to include it in our proxy materials, such stockholder proposals will need to be delivered in writing between May 24, 2013 and June 23, 2013, unless our 2013 Annual Meeting takes place before October 8, 2013, or after December 7, 2013. If this were to occur, stockholder proposals would need to be delivered before the later of 90 days before the date of the 2013 Annual Meeting or the 10th day following the announcement of the date of the 2013 Annual Meeting.

If stockholders do not comply with these bylaw notice deadlines, we reserve the right not to submit the stockholder proposals to a vote at our annual meeting. If we are not notified of a stockholder proposal by May 28, 2013, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

Where to Send Notice. Stockholder proposals must be addressed to Dorian Daley, Senior Vice President, General Counsel & Secretary and must be mailed to her at Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or sent by email (Corporate_Secretary@oracle.com) or fax (1-650-506-3055), in each case with a confirmation copy sent by mail.

At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.

Stockholders should carefully review our bylaws and Rule 14a-8 to ensure that they have satisfied all of the requirements necessary to propose other business at a stockholder meeting and, if desired, to include a stockholder proposal in our annual proxy materials. Our bylaws are posted on our website at www.oracle.com/goto/corpgov.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice included in this proxy statement. As to any business that may properly come before the meeting, however, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, if stockholders have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our printed annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees and conserves natural resources. Each stockholder who participates in householding will continue to have access to and use separate voting instructions.

If any stockholders in your household wish to receive a separate annual report and proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065. They may also send an email to our Investor Relations Department at investor_us@oracle.com. See also www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

By Order of the Board of Directors,

DORIAN DALEY
Senior Vice President, General Counsel and Secretary

All stockholders are urged to vote electronically via the Internet or by telephone or, if you requested paper copies of the proxy materials, complete, sign, date and return the proxy card or voting instruction card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

APPENDIX A

ORACLE CORPORATION

AMENDED AND RESTATED 1993 DIRECTORS’ STOCK PLAN

1. Establishment and Purpose.

(a)

Establishment. There is hereby adopted the Amended and Restated 1993 Directors’ Stock Plan (the “Plan”) of Oracle Corporation, a Delaware corporation (the “Company”), which amends and restates the 1993 Directors’ Stock Option Plan which was originally adopted May 24, 1993, and was amended and restated on October 13, 2003, October 13, 2006, July 14, 2008, July 13, 2009 and [November 7, 2012]. The Plan is intended to provide a means whereby eligible members of the Board of Directors of the Company may be given an opportunity to acquire shares of Common Stock of the Company.

(b)

Purpose. The purpose of the Plan is to enable the Company to attract and retain the best available individuals for service as members of the Board of Directors of the Company, to provide additional incentive to such individuals while serving as directors, and to encourage their continued service on the Board of Directors.

2. Definitions.

As used herein, the following definitions shall apply:

(a)	“Award” shall mean any Option or other stock-based award granted hereunder.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)

“Committee” shall mean the Committee or Committees referred to in Section 4 of the Plan. If at any time no Committee shall be in office or appointed by the Board to administer the Plan, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(e)	“Common Stock” shall mean the Common Stock, $.01 par value per share, of the Company.

(f)	“Company” shall mean Oracle Corporation, a Delaware corporation.

(g)	“Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

(h)	“Director” shall mean a member of the Board.

(i)

“Employee” shall mean any person, including any officer or Director, who is an employee of the Company, or any Subsidiary of the Company, for purposes of tax withholding under the Code. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows, unless otherwise determined by the Committee:

(i)	the last reported sale price of the Common Stock of the Company on NASDAQ or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

(ii)

if such Common Stock shall then be listed on another national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

(iii)

if such Common Stock shall not be quoted on NASDAQ nor listed or admitted to trading on another national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

(iv)	if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee in its discretion.

(l)

“Option” shall mean an option to purchase shares of Common Stock granted pursuant to the Plan. All Options granted hereunder are not intended to qualify as incentive stock options under Section 422 of the Code.

(m)	“Optioned Stock” shall mean the Common Stock subject to an Option.

(n)	“Optionee” shall mean an Outside Director who receives an Option.

(o)	“Outside Director” shall mean a Director who is not an Employee.

(p)	“Participant” shall mean an Outside Director who receives an Award hereunder.

(q)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(r)	“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(s)	“Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Shares Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum number of Shares which may be issued under the Plan after July 14, 2003 (including pursuant to the exercise of Options outstanding as of such date) is 2,587,830 shares of Common Stock, of which not more than an aggregate of 1,800,000 Shares shall be available for Awards granted pursuant to Section 5(d) of the Plan. If an Award granted hereunder expires, terminates, becomes unexercisable or is forfeited for any reason, the underlying Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a)	Administrator. The Plan shall be administered by the Board or by the Committee appointed by the Board, which shall consist of two or more members of the Board.

(b)

Powers of the Committee. Subject to the provisions and restrictions of the Plan, the Committee shall have the authority, in its discretion, to: (i) determine the Fair Market Value of the Common Stock; (ii) determine the exercise price per Share; (iii) interpret the Plan; (iv) subject to Section 13, amend the Plan or any Award; (v) authorize any person to execute on behalf of the Company any agreements or other documents in connection with the grant of an Award under the Plan; (vi) approve forms of agreement for use under the Plan; and (vii) make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)	Effects of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all holders of any Awards granted under the Plan.

5. Option grants.

(a)

Automatic Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made in accordance with the provisions of this Section 5, as may be amended by the Board or the Committee from time to time.

(b)	Initial Grants. As of the date on which any individual becomes an Outside Director, such individual shall be granted automatically an Option to purchase 60,000 shares.

(c)	Subsequent Grants. On May 31 of each year:

(i)	each Outside Director shall be granted automatically an option to purchase 45,000 shares, provided that on such date the Outside Director has served on the Board for at least six months.

(ii)

the Chairperson of the Finance and Audit Committee shall be granted automatically an Option to purchase 45,000 shares, provided that on such grant date the Outside Director has served on the Finance and Audit Committee for at least one year. If such Outside Director has served on the Finance and Audit Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 45,000 shares based on the number of complete calendar months that such Outside Director served on the Finance and Audit Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.

(iii)

the Chairperson of the Compensation Committee shall be granted automatically an Option to purchase 45,000 shares, provided that on such date the Outside Director has served on the Compensation Committee for at least one year. If such Outside Director has served on the Compensation Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 45,000 shares based on the number of complete calendar months that such Outside Director served on the Compensation Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.

(iv)

the Chairperson of the Nomination and Governance Committee shall be granted automatically an Option to purchase 15,000 shares, provided that on such date the Outside Director has served on the Nomination and Governance Committee for at least one year. If such Outside Director has served on the Nomination and Governance Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 15,000 shares based on the number of complete calendar months that such Outside Director served on the Nomination and Governance Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.

(v)

the Vice Chairperson of the Finance and Audit Committee shall be granted automatically an Option to purchase 30,000 shares, provided that on such date the Outside Director has served on the Finance and Audit Committee for at least six months. If such Outside Director has served on the Finance and Audit Committee for less than six months from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 30,000 shares based on the number of complete calendar months that such Outside Director served on the Finance and Audit Committee during the six months prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.

(vi)

the Chairperson of the Committee on Independence Issues shall be granted automatically an Option to purchase 15,000 shares, provided that on such date the Outside Director has served on the Committee on Independence Issues for at least six months. If such Outside Director has served on the Committee on Independence Issues for less than six months from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 15,000 shares based on the number of complete calendar months that such Outside Director served on the Committee on Independence Issues during the six months prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.

(d)

Other Stock Awards. The Board shall have the discretion to grant awards of restricted stock, restricted stock units, deferred shares or other stock-based awards in lieu of the automatic Option grants (in whole or in part) pursuant to paragraphs (b) and (c) above. The number of Shares subject to any such stock award granted pursuant to the foregoing sentence shall have an equivalent value, as determined on any reasonable basis by the Board, to the number of Options that would have been granted. Any such stock award shall be subject to similar terms as would apply to options granted under paragraphs (b) and (c) with respect to vesting or forfeiture schedules, treatment on termination of status as director, and transfer restrictions. Subject to the foregoing limitations and the provisions of the Plan, the terms and conditions of any such stock awards shall be set forth in the applicable award agreement as determined by the Board.

(e)	Limitations.

(i)

Notwithstanding the provisions of Sections 5(b) and 5(c) hereof, in the event that a sufficient number of Shares is not available under the Plan for the grant of Awards, the remaining Shares shall be prorated based upon the number of Shares each Director was entitled to receive under this Plan. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan. Subject to the terms of Section 13 hereof, the Board shall have the authority at any time to make additional Shares available for grant under the Plan, subject to obtaining stockholder approval of such increase to the extent required under Section 13(a) hereof.

(ii)

Notwithstanding the provisions of Section 5(b) and 5(c) hereof, any grant made before the Company has obtained stockholder approval of the Plan, and any grant made after amendment of the Plan where such amendment of the Plan requires stockholder approval under Section 13(a) hereof, shall be conditioned upon obtaining such stockholder approval.

6. Terms and Conditions of Options.

(a)

Stock Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by a stock option agreement (“Option Agreement”) containing such terms and conditions that are consistent with this Plan and as otherwise determined by the Committee.

(b)	Exercise Price. The exercise price per share shall be 100% of the Fair Market Value per Share on the date of grant of the Option, subject to adjustment to the extent provided in Section 12 hereof.

(c)

Vesting. Unless otherwise determined by the Committee, the Shares shall vest and become exercisable at the rate of twenty-five percent (25%) of the Optioned Stock on each anniversary of the date of grant.

(d)

Term. The term of each Option shall be ten (10) years from the date of grant, unless (i) a shorter period is required to comply with any applicable law, in which case such shorter period will apply or (ii) the Committee determines that a term of less than ten years shall apply.

7. Eligibility. Awards hereunder may be granted only to Outside Directors. The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

8. Payment Upon Exercise. Payment of the exercise price of any Award shall be made (i) by cash or check; (ii) to the extent not prohibited by the Board or by applicable law, and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (iii) as otherwise determined by the Board and as permitted by applicable law or regulation.

9. Withholding Taxes. Whenever, under the Plan, Shares are to be issued pursuant to any Award granted hereunder, the Company shall have the right to require the recipient to remit to the Company an amount of cash sufficient to satisfy any applicable federal, state or local income and employment tax withholding requirements prior to the delivery of any certificate or certificates for such Shares.

10.	Exercise of Options.

(a)

Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares has been received by the Company in accordance with Section 8 hereof. An Option may not be exercised for a fraction of a Share.

(b)

Rights as a Stockholder. Notwithstanding the exercise of the Option, until the issuance (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. A stock certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right if the record date is prior to the date the stock certificate is issued.

(c)

Termination of Status as Director. Except as set forth in Section 10(d) or (e), if an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months (or such other period of time not exceeding six (6) months as is determined by the Board) after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 6 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of termination, or if such Outside Director does not exercise such Option (which he or she was entitled to exercise) within the time specified, the Option shall terminate.

(d)

Disability of Director. Notwithstanding the provisions of Section 10(c) above, in the event an Outside Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, within six months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(e)	Death of Optionee. In the event of the death of an Outside Director:

(i)

If the Outside Director dies during the term of the Option, is a Director at the time of his or her death and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised at any time within six (6) months following the date of death by the Outside Director’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Outside Director was entitled to exercise the Option at the date of termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.

(ii)

If the Outside Director dies within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Outside Director was entitled to exercise the Option at the date of termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.

11. Nontransferability of Awards. Awards granted under this Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however; that Awards held by a Participant may be transferred to such family members, trusts and charitable institutions as the Committee, in its sole discretion, shall approve, unless otherwise restricted from such transfer under the terms of the Award. The designation of a beneficiary by a Participant does not constitute a transfer.

12. Adjustment Upon Changes in Capitalization.

(a)

Adjustment of Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan, the number of Shares deliverable in connection with any Award and, if applicable, the exercise price per Share thereof shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided however, that no certificate or scrip representing fractional shares shall be issued and any resulting fractions of a share shall be ignored.

(b)

Change of Control. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation (other than a merger with a wholly owned subsidiary or where there is no substantial change in the stockholders of the Company and the obligations of the Company under this Plan are assumed by the successor corporation), the sale of substantially all of the assets of the Company, or any other transaction described under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), all outstanding Awards, notwithstanding any contrary terms of the Plan, shall accelerate and become vested and exercisable in full prior to and shall expire on the consummation of such dissolution, liquidation, merger or sale of assets.

(c)

Acceleration Upon Unfriendly Takeover. Notwithstanding anything in Section 12(b) hereof to the contrary, if fifty percent (50%) or more of the outstanding voting securities of the Company become beneficially owned (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission) by a person (as defined in Section 2(2) of the Securities Act and in Section 13(d)(3) of the Exchange Act) in a transaction or series of transactions expressly disapproved by the Board, then all outstanding Awards under this Plan shall become immediately vested and exercisable with no further act or action required by the Committee.

13. Amendment and Termination of the Plan.

(a)

Amendment. The Board or the Committee may amend the Plan from time to time in such respects as the Board or the Committee, as the case may be, may deem advisable; provided that, to the extent necessary to comply with any applicable law or regulation, the Company shall obtain approval of the Company’s stockholders to amend the Plan to the extent and in the manner required by such law or regulation.

(b)

Termination or Suspension. Unless sooner terminated pursuant to this Section 13, the Plan shall terminate on the date that all shares of Common Stock reserved for issuance under the Plan have been issued. The Committee, without further approval of the stockholders, may at any time terminate or suspend the Plan. Except as otherwise provided herein, any such termination or suspension of the Plan shall not affect Awards already granted hereunder and such Awards shall remain in full force and effect as if the Plan had not been terminated or suspended.

(c)

Outstanding Awards. Except as otherwise provided herein, rights and obligations under any outstanding Award shall not be altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the Award was granted. The Committee shall have the authority to modify, extend or renew outstanding Awards and to authorize the grant of new Awards in substitution therefor; provided that the Committee shall not, without the approval of the Company’s stockholders, directly or indirectly reduce the exercise price of any outstanding Award.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to any Award hereunder unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the issuance of Shares pursuant to any Award, the Company may require the Participant to represent and warrant that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the relevant provisions of the law.

Inability of the Company to obtain authority from any regulatory body having jurisdictional authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability for failure to issue or sell such Shares.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Rule 16b-3. The grant of Awards hereunder to persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. The Company intends this Plan to be a “formula plan” under Rule 16b-3 with respect to Awards granted hereunder.

Oracle Corporation 2012 Annual Meeting of Stockholders

November 7, 2012

10:00 a.m., Pacific Time

Oracle Corporation Conference Center

350 Oracle Parkway

Redwood City, California 94065

4290-PS12	C18657

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by November 6, 2012 at 11:59 p.m. Eastern Time.

Vote by Internet • Go to www.envisionreports.com/orcl • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2, 3, 4, and AGAINST Proposals 5, 6, 7, and 8.

1.	Election of Board of Directors:									+
		For	Withhold		For	Withhold		For	Withhold
	01 - Jeffrey S. Berg	☐	☐	02 - H.Raymond Bingham	☐	☐	03 - Michael J. Boskin	☐	☐

	04 - Safra A. Catz	☐	☐	05 - Bruce R. Chizen	☐	☐	06 - George H. Conrades	☐	☐

	07 - Lawrence J. Ellison	☐	☐	08 - Hector Garcia-Molina	☐	☐	09 - Jeffrey O. Henley	☐	☐

	10 - Mark V. Hurd	☐	☐	11 - Donald L. Lucas	☐	☐	12 - Naomi O. Seligman	☐	☐

		For	Against	Abstain		For	Against	Abstain
2.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐	3. Approval of Increase in Shares Under the Directors’ Stock Plan.	☐	☐	☐
4.	Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2013.	☐	☐	☐	5. Stockholder Proposal Regarding Multiple Performance Metrics.	☐	☐	☐
6.	Stockholder Proposal Regarding Independent Board Chairman.	☐	☐	☐	7. Stockholder Proposal Regarding Equity Retention Policy.	☐	☐	☐
8.	Stockholder Proposal Regarding Equity Acceleration upon a Change in Control of Oracle.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — Oracle Corporation	+

Annual Meeting of Stockholders – November 7, 2012 10:00 A.M.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints LAWRENCE J. ELLISON, JEFFREY O. HENLEY and DORIAN DALEY, or any of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all the shares of common stock of ORACLE CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on November 7, 2012, in the Oracle Corporation Conference Center, 350 Oracle Parkway, Redwood City, California, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (i.e., FOR all the nominees listed in Proposal 1, FOR Proposals 2, 3, 4, and AGAINST Proposals 5, 6, 7, and 8. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

(Continued and to be marked, dated and signed, on the other side)

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+